SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

Aflac Incorporated
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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____________________________________________________________________________________
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____________________________________________________________________________________
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NOTICE AND PROXY STATEMENT
_____________________________

AFLAC INCORPORATED
Worldwide Headquarters
1932 Wynnton Road
Columbus, Georgia 31999
_____________________________

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
Meeting to Be Held on May 5, 2008
_____________________________

     The Annual Meeting of Shareholders of Aflac Incorporated (the “Company”) will be held on Monday, May 5, 2008, at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia, for the following purposes, all of which are described in the accompanying Proxy Statement:

1. To elect 17 Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified;

2. To consider and act upon a proposal to amend Article IV of the Company's Articles of Incorporation, to increase the Company's authorized shares of $.10 par value Common Stock from 1,000,000,000 shares to 1,900,000,000 shares;

3. To consider and adopt an amended and restated management incentive plan (the “2009 Management Incentive Plan”);

4. To consider and approve the following advisory (non-binding) proposal:

“Resolved, that the shareholders approve the overall executive pay-for-performance compensation policies and procedures employed by the Company, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

5. To consider and act upon the ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2008.

     The accompanying proxy is solicited by the Board of Directors of the Company. The Proxy Statement and the Company’s Annual Report for the year ended December 31, 2007, are enclosed.

     The record date for the determination of shareholders entitled to vote at the meeting is February 27, 2008, and only shareholders of record at the close of business on that date will be entitled to vote at this meeting and any adjournment thereof.

     YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE SO THAT WE MAY BE ASSURED OF A QUORUM TO TRANSACT BUSINESS. YOU MAY ALSO VOTE VIA THE INTERNET OR TELEPHONE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

	By	order of the Board of Directors,

Columbus, Georgia		Joey M. Loudermilk
March 24, 2008		Secretary

1

TABLE OF CONTENTS

Solicitation and Revocation of Proxy	1
Proposal 1 — Election of Directors	3
Security Ownership of Management	6
Section 16(a) Beneficial Ownership Reporting Compliance	7
Corporate Governance	7
Board and Committees	9
Compensation Discussion and Analysis	11
Compensation Committee Report	23
2007 Summary Compensation Table	24
2007 Grants of Plan-Based Awards	26
2007 Outstanding Equity Awards at Fiscal Year-End	27
2007 Option Exercises and Stock Vested	29
Pension Benefits	29
2007 Nonqualified Deferred Compensation	31
Potential Payments Upon Termination or Change in Control	32
Director Compensation	36
Related Person Transactions	38
Equity Compensation Plan Information	39
Audit Committee Report	39
Proposal 2 — Amendment to Article IV of the Company’s Articles of Incorporation to Increase the Number of Authorized
Shares of Common Stock	40
Proposal 3 — Adopt the Amended and Restated 2009 Management Incentive Plan	41
Proposal 4 — Advisory Vote on Executive Pay-for-Performance Compensation	43
Proposal 5 — Ratification of Appointment of Independent Registered Public Accounting Firm	44
Appendix A — Amendment to Article IV of Articles of Incorporation	46
Appendix B — The Amended and Restated 2009 Management Incentive Plan	47

2

AFLAC INCORPORATED
_________________________

PROXY STATEMENT
_________________________

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, MAY 5, 2008
_________________________

SOLICITATION AND REVOCATION OF PROXY

     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Aflac Incorporated (the “Company”) for use at the Annual Meeting of Shareholders to be held on Monday, May 5, 2008, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described in detail herein. The meeting will be held at 10 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia.

     All properly executed proxies will be voted in accordance with the instructions contained thereon. If no choice is specified, the proxies will be voted FOR the election of all nominees named elsewhere in this Proxy Statement, and FOR approval of each other proposal set forth in the Notice of Meeting, and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof. Shareholders of record may also submit their proxies via the Internet or by telephone in accordance with the procedures set forth in the enclosed proxy. Any proxy may be revoked by the shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by submission of a later-dated proxy or subsequent Internet or telephonic proxy. Shareholders who attend the meeting may revoke any proxy previously granted and vote in person.

     This Proxy Statement and the accompanying proxy are being delivered to shareholders on or about March 24, 2008.

Solicitation of Proxies

     The Company will pay the cost of soliciting proxies. The Company will make arrangements with brokerage firms, custodians, and other fiduciaries to send proxy materials to their principals by mail and by electronic transmission, and the Company will reimburse these entities for mailing and related expenses incurred. In addition to solicitation by mail and electronic transmission, certain officers and other employees of the Company may solicit proxies by telephone and by personal contacts. However, they will not receive additional compensation (outside of their regular compensation) for doing so. In addition, the Company has retained Georgeson Inc. to assist in the solicitation of proxies for a fee of $9,000, plus reimbursement of reasonable out-of-pocket expenses.

Proxy Materials and Annual Report

     Shareholders may access the Company’s Notice and Proxy Statement and Annual Report via Aflac’s Web site, at www.aflac.com/shareholdermeeting. For future shareholder meetings, the Company’s registered shareholders can elect to save the Company printing and mailing expenses by electing online access to their Proxy Statement, Annual Report, and other account mailings through aflinc®, Aflac’s secure online account management system. Shareholders that select this option will continue to receive their proxies in the mail prior to each shareholder meeting, along with a notice of the meeting and instructions for voting by mail, telephone, or the Internet.

Multiple Shareholders Sharing the Same Address

     In accordance with a notice sent to eligible shareholders who share a single address, the Company is sending only one Annual Report and one Proxy Statement to shareholders who consented. This is known as “householding.” However, if a registered shareholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement, he or she may contact Aflac Incorporated Shareholder Services by phone at 800.235.2667 — Option 2, by e-mail at shareholder@aflac.com, or by mail at the following address: Shareholder Services, 1932 Wynnton Road, Columbus, Georgia 31999. Registered shareholders who receive multiple copies of the Company’s Annual Report or Proxy Statement may request householding by contacting Shareholder Services using the preceding options. Shareholders who own the Company’s shares through a bank, broker, or other holder of record may request householding by contacting the holder of record.

Description of Voting Rights

     In accordance with the Company’s Articles of Incorporation, shares of the Company’s Common Stock, par value $.10 per share (the “Common Stock”) are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Where a share is transferred to a transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares (“dividend shares”) are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in “street” or “nominee” name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit appearing on the reverse side of their proxy. The Board of Directors reserves the right to require evidence to support the affidavit.

Voting Securities

     Holders of record of Common Stock at the close of business on February 27, 2008, will be entitled to vote at the meeting. At that date, the number of outstanding shares of Common Stock entitled to vote was 474,813,182. According to the Company’s records, this represents the following voting rights:

425,287,267	Shares	@	1	Vote Per Share	=	425,287,267	Votes
49,525,915	Shares	@	10	Votes Per Share	=	495,259,150	Votes
474,813,182	Shares			Total		920,546,417	Votes

     Shareholders shown above with one vote per share can rebut the presumption that they are entitled to only one vote as outlined in “Description of Voting Rights” above. If all of the outstanding shares were entitled to 10 votes per share, the total votes available would be 4,748,131,820. However, for the purposes of this Proxy Statement, it is assumed that the total votes available to be cast at the meeting will be 920,546,417.

     The holders of a majority of the voting rights entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of such business that comes before the meeting. Directors are elected by an affirmative vote of a plurality of voting rights cast. In the case of the election of Directors, in tabulating the vote, under applicable Georgia law, votes withheld will be disregarded and will have no effect on the outcome of the vote. Pursuant to the Company’s Bylaws, approval of all other matters to be considered at the meeting requires the affirmative vote of holders of a majority of the voting rights present in person or represented by proxy at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes and abstentions are counted as “shares present” at the meeting in determining whether a quorum exists. Broker non-votes, if any, have the effect of votes to withhold authority in connection with the election of Directors while broker non-votes, if any, and abstentions have the effect of votes against other proposals at the meeting.

     In October 2006, the Board adopted a Director Resignation Policy to provide that a nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than “for” his or her election will promptly tender his or her resignation to the Chairman of the Board. The Corporate Governance Committee will consider such resignation and within 45 days recommend to the Board whether to accept or reject it. In considering whether to accept or reject the tendered resignation, the Corporate Governance Committee will consider all factors deemed relevant by its members, including the stated reasons why shareholders “withheld” votes for election from such director, the qualifications of the director and whether the resignation would be in the best interests of the Company and its shareholders. The Board will formally act on the Corporate Governance Committee’s recommendation no later than 75 days following the date of the shareholders’ meeting at which the election occurred. The Company will, within four business days after such decision is made, publicly disclose in a Form 8-K filed with the Securities and Exchange Commission (“SEC”), the Board’s decision, together with a full explanation of the process by which the decision was made and, if applicable, the reasons for rejecting the tendered resignation.

     Any director who tenders his or her resignation pursuant to this provision will not participate in the Corporate Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Corporate Governance Committee received a greater number of votes “withheld” than votes “for” their election at the same meeting, then the other directors will appoint an ad hoc Board committee consisting of such number of directors, as they may determine to be appropriate, solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them. Notwithstanding the foregoing, if an ad hoc Board committee would have been created but fewer than three directors would be eligible to serve on it, the entire Board (other than the director whose resignation is being considered) will make the determination without any recommendation from the Corporate Governance Committee and without the creation of an ad hoc Board committee.

     On February 28, 2008, the Georgia State Senate approved amendments to the Georgia Business Corporation Code that would permit a board of directors to adopt a majority voting standard for the election of directors through a bylaw amendment. A vote on the proposed amendments is currently pending in the Georgia House of Representatives. Currently, the Georgia Business Corporation Code, by default, provides for a plurality standard in the election of directors, and requires any increase to the plurality standard to be adopted by an amendment to the articles of incorporation. To the extent the Georgia Business Corporation Code is amended to permit adoption of a majority voting standard through a board-approved bylaw amendment, it is the intent of the Corporate Governance Committee to recommend that the Board of Directors adopt a bylaw amendment permitting majority voting in the election of directors in appropriate circumstances.

Principal Shareholders

     No person, as of February 27, 2008, was the owner of record or, to the knowledge of the Company, beneficially owned 5% or more of the outstanding shares of Common Stock or of the available votes of the Company other than as shown below:

Name and Address		Amount of			Percent of
of Beneficial	Title of Class	Beneficial Ownership		Percent of	Available
Owner	Common Stock	Shares	Votes	Class	Votes
Daniel P. Amos*	10 Votes Per Share	8,444,421	84,444,210	2.1	9.0
1932 Wynnton Road	1 Vote Per Share	1,445,030	1,445,030
Columbus, GA 31999		9,889,451	85,889,240
____________________
(*) See footnote 2 on page 6

1. ELECTION OF DIRECTORS

     The Company proposes that the following 17 individuals be elected to the Board of Directors of the Company. The persons named in the following table have been nominated by the Corporate Governance Committee of the Board of Directors for election as Directors and, if elected, are willing to serve as such until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. It is intended that the persons named in the accompanying proxy, or their substitutes, will vote for the election of these nominees (unless specifically instructed to the contrary). However, if any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated, the persons named in the proxy, or their substitutes, will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. The Board of Directors has no reason to believe that any of the persons nominated will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE FOLLOWING NOMINEES AS DIRECTORS.

The following information is provided with respect to the nominees:

				Shares of Common			Percent
				Stock Beneficially	Percent of		of
			Year First	Owned	Outstanding	Voting Rights	Available
Name	Principal Occupation (1)	Age	Elected	on February 27, 2008 (2)	Shares	on February 27, 2008	Votes
Daniel P. Amos	Chairman, the Company and Aflac,**	56	1983	9,889,451	2.1	85,889,240	9.0
	Chief Executive Officer (“CEO”), the
	Company and Aflac; President, Aflac,
	until January 2007; Director, Synovus
	Financial Corp., Columbus, GA

John Shelby Amos II	Alabama/West Florida State Sales	55	1983	1,082,101.2		10,759,975	1.2
	Coordinator, Aflac

Paul S. Amos II	President, Aflac, since January 2007;	32	2007	3,418,603.7		33,550,729	3.6
	Chief Operating Officer (“COO”), U.S.
	Operations, Aflac, since February 2006;
	Executive Vice President, U.S. Operations,
	Aflac, from January 2005 until January 2007;
	State Sales Coordinator-Georgia North,
	Aflac, from November 2002 through
	December 2004

Yoshiro Aoki	President, Seiwa Sogo Tatemono Co., Ltd.,	62	2007	3,313,292.7		33,132,920	3.6
	Tokyo, Japan, since June 2005; Corporate
	Auditor, Chuo Real Estate Co., Ltd., and
	Yushu Corp., Tokyo, Japan, since June
	2006; Deputy President, Mizuho Research
	Institute Ltd., Tokyo Japan, from April
	2004 until June 2005; Senior Managing
	Director, Mizuho Bank, Ltd., Tokyo,
	Japan, from April 2002 until April 2004

Michael H. Armacost	Shorenstein Distinguished Fellow,	70	1994	44,947	*	395,470	*
	Stanford University Asia-Pacific Research
	Center, Stanford, CA, since September
	2002; Director, Applied Materials, Inc.,
	Santa Clara, CA; Director, USEC Inc.,
	Bethesda, MD; Former U.S. Ambassador
	to Japan

Kriss Cloninger III	President, the Company; Chief Financial	60	2001	1,402,231.3		8,775,030.9
	Officer (“CFO”), the Company and Aflac;
	Treasurer, the Company; Executive Vice
	President, Aflac; Director, Tupperware
	Brands Corporation, Orlando, FL;
	Director, Total System Services, Inc.,
	Columbus, GA

Joe Frank Harris	Distinguished Executive Fellow, Georgia	72	1991	83,498	*	780,980	*
	State University, Atlanta, GA; Chairman of
	the Board, Harris Georgia Corp.,
	Cartersville, GA; Former Governor of the
	State of Georgia

Elizabeth J. Hudson	Executive Vice President,	58	1990	109,743	*	1,043,430.1
	Communications, National Geographic
	Society, Washington, D.C.

Kenneth S. Janke Sr.	Chairman Emeritus, National Association	73	1989	128,976	*	1,219,089.1
	of Investors Corp. (NAIC), Madison
	Heights, MI, since October 2006;
	Chairman, NAIC, from February 2002
	until October 2006; Retired, Chairman,
	President and Director, NAIC Growth Fund,
	Madison Heights, MI, until April 2007

				Shares of Common			Percent
				Stock Beneficially	Percent of		of
			Year First	Owned	Outstanding	Voting Rights	Available
Name	Principal Occupation (1)	Age	Elected	on February 27, 2008 (2)	Shares	on February 27, 2008	Votes
Douglas W. Johnson	Retired, Audit Partner, Ernst & Young,	64	2004	22,220	*	141,734	*
	Atlanta, GA, until June 2003

Robert B. Johnson	Senior Counselor, Porter Novelli PR, since	63	2002	27,630	*	215,026	*
	November 2003; Senior Vice President,
	Porter Novelli PR, Washington, D.C., from
	May 2003 until November 2003; Chairman,
	One America Foundation, Washington, D.C.,
	from February 2003 until December 2007;
	Executive Vice President, BICO Inc.,
	Washington, D.C., from February 2001 until
	February 2003; Assistant to the President
	of the United States, Washington, D.C.,
	until February 2001

Charles B. Knapp	Director of Educational Development, CF	61	1990	61,805	*	564,050.1
	Foundation, Inc., Atlanta, GA, since May
	2004; Partner, Heidrick & Struggles,
	Atlanta, GA, until May 2004; Former
	President, University of Georgia, Athens,
	GA

E. Stephen Purdom	Retired, Executive Vice President, Aflac;	60	1987	235,367	*	2,299,670.2
	Retired Medical Director, Columbus
	Clinic, Columbus, GA; Retired Director,
	Trust Company Bank, Columbus, GA

Barbara K. Rimer, Dr. PH	Dean, School of Public Health, University	59	1995	26,235	*	208,350	*
	of North Carolina, Chapel Hill, NC, since
	June 2005; Alumni Distinguished
	Professor, University of North Carolina
	School of Public Health, Chapel Hill, NC,
	since January 2003; Deputy Director,
	Lineberger Comprehensive Cancer Center,
	Chapel Hill, NC, from January 2002 until
	May 2004

Marvin R. Schuster	Chairman of the Board, Schuster	70	2000	76,000	*	616,000.1
	Enterprises, Inc., Columbus, GA, (owner of
	63 Burger King restaurants in the
	Southeast)

David Gary Thompson	Retired, Chief Executive Officer, Georgia	61	2005	7,000	*	7,000	*
	Banking, Wachovia Bank, N.A. and
	Executive Vice President, Wachovia
	Corporation, Atlanta, GA, until December
	2004; Director, Georgia Power Company
	(a Southern Company subsidiary)

Robert L. Wright	Chairman Emeritus, Dimensions	70	1999	52,065	*	322,065	*
	International, Alexandria, VA, since
	February 2003; Chairman, Flight Explorer,
	Alexandria, VA; Former Associate
	Administrator, U.S. Small Business
	Administration
____________________

(*)	Percentage not listed if less than .1%.

(**)	American Family Life Assurance Company of Columbus (“Aflac”) is a wholly owned subsidiary of the Company.

(1)	Unless specifically noted, the respective Director has held the position for at least five years.

(2)	Includes options to purchase shares, which are exercisable within 60 days for: Daniel P. Amos, 4,232,571; John Shelby Amos II, 16,000; Paul S. Amos II, 40,000; Michael H. Armacost, 16,000; Kriss Cloninger III, 997,000; Joe Frank Harris, 16,000; Elizabeth J. Hudson, 16,000; Kenneth S. Janke Sr., 10,000; Douglas W. Johnson, 16,000; Robert B. Johnson, 23,000; Charles B. Knapp, 16,000; E. Stephen Purdom, 16,000; Barbara K. Rimer, Dr. PH, 16,000; Marvin R. Schuster, 36,000; David Gary Thompson, 6,000; and Robert L. Wright, 36,000. Also includes shares of restricted stock awarded under the 2004 Long-Term Incentive Plan for: Daniel P. Amos, 168,507; Paul S. Amos II, 26,318; and Kriss Cloninger III, 95,254, for which they have the right to vote, but may not transfer until the shares have vested three years from the date of grant if certain Company performance goals have been met. Also includes shares of restricted stock awarded under the 2004 Long-Term Incentive Plan for: Kenneth S. Janke Sr., 4,871; Robert B. Johnson, 2,436, and Robert L. Wright, 1,058 which they have the right to vote, but may not transfer until the shares have vested four years from the date of grant. Includes 300,000; 50,000; 250,000; and 121,756 shares pledged for Daniel P. Amos, John Shelby Amos II, Paul S. Amos II, and Kriss Cloninger III, respectively.

Also includes the following shares:

Daniel P. Amos: 125,840 shares owned by his spouse, which includes options to purchase 80,000 shares that are exercisable within 60 days; 3,242,076 shares owned by partnerships of which Mr. Amos is a partner; 654,488 shares owned by trusts with Mr. Amos as trustee; 744,127 shares owned by the Daniel P. Amos Family Foundation, Inc.; 80,000 shares owned by a trust with his spouse as trustee; 60,008 shares owned by his spouse’s children; 43,274 shares owned by a partnership of which his spouse is a partner; and 20,082 shares owned by the Paul S. Amos Family Foundation, Inc.

John Shelby Amos II: 330,181 shares owned by his children with Mr. Amos as trustee; and 23,022 shares owned by a corporation of which Mr. Amos is a controlling shareholder.

Paul S. Amos II: 6,877 shares owned by his spouse; 15,668 shares owned by his children; 95,893 shares owned by a trust with his spouse as trustee; 660,270 shares owned by a Trust; 15,000 shares owned by a partnership of which Mr. Amos is a partner; 5,700 shares owned by the Paul & Courtney Amos Foundation; 23,000 shares owned by the Dan Amos Dynasty Trust; 1,719,560 shares owned by The Amos Family Limited Partnership; 744,127 shares owned by the Daniel P. Amos Family Foundation, Inc.; and 20,082 shares owned by the Paul S. Amos Family Foundation, Inc.

Yoshiro Aoki: 3,313,292 shares owned by The Mizuho Trust & Banking Co., Ltd. Mr. Aoki shares the power to vote these shares.

Kriss Cloninger III: 1,754 shares owned by his spouse; 46 shares owned by his spouse’s children; 72,420 shares owned by partnerships of which Mr. Cloninger is a partner; and 55,042 shares owned by a trust with Mr. Cloninger as trustee.

Kenneth S. Janke Sr.: 73,489 shares owned by a trust with Mr. Janke as trustee; 33,964 shares owned by a trust with his spouse as trustee; 5,000 shares owned by a partnership of which Mr. Janke is a partner; and 1,523 shares owned by an investment club of which Mr. Janke is a member.

Charles B. Knapp: 21,000 shares owned by his spouse.

     Daniel P. Amos and John Shelby Amos II are cousins. Daniel P. Amos is the father of Paul S. Amos II. Kenneth S. Janke Sr. is the father of Kenneth S. Janke Jr., an executive officer of the Company. No other family relationships exist among any other executive officers or Directors.

 SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of February 27, 2008, the number of shares and percentage of outstanding shares of Common Stock beneficially owned by: (i) our Named Executive Officers, comprising our CEO, CFO, COO of Aflac U.S., and two other most highly compensated executive officers as listed in the 2007 Summary Compensation Table (collectively, the “NEOs”) whose information was not provided under the heading “Election of Directors,” and (ii) all Directors and executive officers as a group.

Common Stock Beneficially Owned and Approximate Percentage of Class
as of February 27, 2008

		Percent		Percent of
Name and Principal Occupation for five years	Shares (1)	of Shares	Votes	Votes
Akitoshi Kan	625,368.1		3,267,812.4
Chairman, Aflac Japan, since July 2007; Chairman,
Aflac International, Inc., since January 2005;
President, Aflac Japan, from April 2005 until July
2007; Chief Operating Officer, Aflac Japan, from
January 2005 until July 2007; Executive Vice President,
U.S. Internal Operations, Aflac, until January 2005

Ronald E. Kirkland	51,284	*	51,289	*
Sr. Vice President, Aflac, Director of Sales, since
January 2005; Vice President, Aflac, Territory
Director-West, from October 2004 until January
2005; State Sales Coordinator-Missouri, Aflac, until
October 2004

All Director nominees and executive	22,309,099	4.6	196,025,616	20.3
officers as a group
(34 persons)
____________________

(1)	Includes options to purchase shares that are exercisable within 60 days for: Akitoshi Kan, 285,000; Ronald E. Kirkland, 30,000; and all Directors and executive officers as a group, 6,783,613. Also includes shares of restricted stock awarded under the 2004 Long-Term Incentive Plan for: Akitoshi Kan, 30,635; Ronald E. Kirkland, 14,212; and all Directors and executive officers as a group, 507,265, which they have the right to vote, but they may not transfer until the shares have vested three years from the date of grant if certain Company performance goals have been met. Includes 868,473 shares pledged for all Directors and executive officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), executive officers, Directors, and holders of more than 10% of the Common Stock are required to file reports of their trading in Company equity securities with the SEC.

     Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that during the last fiscal year, all Section 16 filing requirements applicable to its reporting persons were complied with, except for: Daniel P. Amos, who failed to timely file a Form 4 when his spouse sold shares in her 401(k) Plan; executive officer Martin A. Durant, who failed to timely file a Form 4 when his spouse sold shares; and executive officers Susan R. Blanck and Audrey B. Tillman, who both failed to include their non-vested Restricted Shares on their Forms 3 due to an administrative oversight.

CORPORATE GOVERNANCE

Director Independence

     The Board of Directors annually assesses the independence of each Director nominee. The Board has determined that with respect to Yoshiro Aoki, Michael H. Armacost, Elizabeth J. Hudson, Douglas W. Johnson, Robert B. Johnson, Charles B. Knapp, Barbara K. Rimer, Dr. PH, Marvin R. Schuster, David Gary Thompson, and Robert L. Wright, (i) none of such individuals is precluded from being an independent director under the New York Stock Exchange (“NYSE”) listing standards and (ii) none of such individuals has a material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company), and that accordingly, each such individual is considered an “independent director” for purposes of the NYSE listing standards. The Board made its determination based on information furnished by all Directors regarding their relationships with the Company and research conducted by management.

Executive Sessions of Non-employee Directors; Presiding Director

     The Non-employee Directors meet at least annually in executive session without management present. The Board annually designates the presiding Director for such meetings. In August 2007, Kenneth S. Janke Sr. presided at the meeting of the Non-employee Directors in executive session. Mr. Marvin R. Schuster has been designated as the presiding Director since October 2007.

Communications with Directors

     Shareholders and interested parties may contact members of the Board by mail. To communicate with the Board of Directors, any individual Director or any group or committee of Directors (including Non-employee Directors as a group), correspondence should be addressed to the Board of Directors or any such individual Director or group or committee of Directors by either name or title. All such correspondence should be sent to the Corporate Secretary of Aflac Incorporated at the following address: 1932 Wynnton Road, Columbus, Georgia 31999.

     All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of Directors, the Secretary’s office will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope is addressed.

     In addition, it is Company policy that each of the Directors attend the Annual Meeting. All of the Directors were in attendance at the 2007 Annual Meeting.

Director Nominating Process

     The Corporate Governance Committee will consider Director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Corporate Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include: (i) the name of the shareholder and evidence of the person’s ownership of Common Stock, including the number of shares owned and the length of time of ownership; and (ii) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of the Company and the person’s consent to be named as a Director if selected by the Corporate Governance Committee and nominated by the Board. No person 20 years of age or younger or 75 years of age or older shall be eligible for election or appointment as a member of the Board of Directors.

     The shareholder recommendation and information described above must be sent to the Corporate Secretary at Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999, and must be received by the Corporate Secretary not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder, to be timely, must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first.

     The Corporate Governance Committee believes that the minimum qualifications for serving as a Director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Corporate Governance Committee also seeks to have the Board represent a diversity of backgrounds and experience.

     The Corporate Governance Committee identifies potential nominees by asking current Directors and executive officers to notify the Corporate Governance Committee if they become aware of persons that meet the criteria described above and who have had a change in circumstances that might make them available to serve on the Board (i.e., for example if an individual retired as chief executive officer or chief financial officer of a public company or exited government or military service). The Corporate Governance Committee may also, from time to time, engage firms that specialize in identifying Director candidates. As described above, the Corporate Governance Committee will also consider candidates recommended by shareholders.

     Once the Corporate Governance Committee identifies a person as a potential candidate, the Corporate Governance Committee may collect and review publicly available information regarding the potential candidate to assess whether that person should receive further consideration. If the Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Corporate Governance Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Corporate Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Corporate Governance Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Corporate Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater firsthand knowledge of the candidate’s accomplishments. The Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Code of Business Conduct and Ethics

     The Company has a Code of Business Conduct and Ethics, which is applicable to all Directors and employees, including executive officers, of the Company and its subsidiaries. The Code of Business Conduct and Ethics includes a Code of Ethics for Chief Executive and Senior Financial Officers that sets forth standards applicable to all officers, directors, and employees but has provisions specifically applicable to the Chief Executive Officer, Chief Financial Officer, and the Chief Accounting Officer. The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics by posting such information on the Aflac Web site at www.aflac.com, under “Investors” then “Corporate Governance.”

BOARD AND COMMITTEES

     During 2007, the Board of Directors met six times, and all Directors attended at least 75% of the meetings of the Board and of the Board Committees on which they served.

     The Audit Committee Charter, the Compensation Committee Charter, and the Corporate Governance Committee Charter, as well as the Company’s Corporate Governance Guidelines and the Code of Business Conduct and Ethics, can all be found at the Company’s Web site — www.aflac.com — under “Investors” then “Corporate Governance.” These documents are also available in print to shareholders upon request. Shareholders may submit their request to Aflac Incorporated, Corporate Secretary, 1932 Wynnton Road, Columbus, Georgia 31999.

The Audit Committee

     The Audit Committee, which met 12 times during 2007, has the following primary duties and responsibilities: (i) to oversee that management has maintained the reliability and integrity of the financial reporting process and systems of internal controls of the Company and its subsidiaries regarding finance, accounting, and legal matters; (ii) to issue annually the Audit Committee Report set forth below; (iii) to monitor the independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditing department; (iv) to assist Board oversight of the Company’s compliance with legal and regulatory requirements; (v) to provide an open avenue of communication among the independent registered public accounting firm, management, the internal auditing department, and the Board, and (vi) to review and monitor the adequacy of enterprise risk management activities of the Company. The Audit Committee also pre-approves audit and non-audit services provided by the Company’s independent registered public accounting firm and pre-approves all related person transactions that are required to be disclosed in the Company’s annual Proxy Statement. In addition, it is the responsibility of the Audit Committee to select, oversee, evaluate, determine funding for, and, where appropriate, replace or terminate the independent registered public accounting firm. At least annually, the Audit Committee reviews the services performed and the fees charged by the independent registered public accounting firm.

     The independent registered public accounting firm has direct access to the Audit Committee and may discuss any matters that arise in connection with their audits, the maintenance of internal controls, and any other matters relating to the Company’s financial affairs. The Audit Committee may authorize the independent registered public accounting firm to investigate any matters that the Audit Committee deems appropriate and may present its recommendations and conclusions to the Board.

     The Audit Committee of the Board of Directors is composed of Robert L. Wright (Chairman), Douglas W. Johnson (financial expert), Charles B. Knapp, and Marvin R. Schuster, each of whom qualifies as an independent Director under the NYSE listing standards.

The Corporate Governance Committee

     The Company has a Corporate Governance Committee, the functions of which include: (i) selecting individuals qualified to serve as Directors of the Company to be nominated to stand for election to the Board of Directors; (ii) recommending to the Board, Directors to serve on committees of the Board; (iii) advising the Board with respect to matters of Board composition and procedures; (iv) developing and recommending to the Board a set of corporate governance principles applicable to the Company; and (v) overseeing the evaluation of the Board and the Company’s management. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors.

     The Corporate Governance Committee of the Board of Directors is composed of Marvin R. Schuster (Chairman), Barbara K. Rimer, Dr. PH, and David Gary Thompson, each of whom qualifies as an independent Director under the NYSE listing standards. The Corporate Governance Committee met six times during 2007.

The Compensation Committee

     The responsibilities of the Compensation Committee include the following: (i) to review, at least annually, the goals and objectives of the Company’s executive compensation plans; (ii) to annually evaluate the performance of the CEO with respect to such goals and objectives; (iii) to determine the CEO’s compensation level based on this evaluation; and (iv) to annually evaluate the performance of the employee Directors of the Company in light of such goals and objectives, and set their compensation levels based on this evaluation. The Compensation Committee approves all aspects of compensation for executive officers who are members of the Board. For all other officers who are subject to Section 16 reporting requirements, including all executive officers, the Compensation Committee reviews and approves compensation levels, equity-linked incentive compensation, and also annual incentive awards, sometimes referred to as non-equity incentives, under the Company’s Management Incentive Plan (“MIP”).

     With respect to Non-employee Director compensation, the Compensation Committee recommended to the Board a policy regarding Non-employee Director compensation and has recommended Non-employee Director compensation consistent with the policy to the Board. The Board makes final determinations regarding Non-employee Director compensation.

     The Compensation Committee may form subcommittees and delegate such power and authority as the Compensation Committee deems appropriate. However, no subcommittee may have fewer than two members and the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

     The Compensation Committee retains a nationally recognized compensation consultant, Mercer Human Resource Consulting (the “Consultant”), to assist and advise the Compensation Committee in its deliberations regarding executive compensation. The Consultant works with the Compensation Committee in the review of executive compensation practices, including the competitiveness of pay levels, design issues, market trends, and other technical considerations.

     The Consultant typically provides assistance for the following areas:

  Provides comparative company performance to determine CEO pay;
  Provides an evaluation of the competitiveness of the Company’s executive compensation and benefit programs;
  Reviews plan design issues and recommends potential improvement opportunities;
  Apprises the Compensation Committee of trends and developments in the marketplace;
  Provides assistance in assessing the relationship between executive pay and performance;
  Provides assistance with assessing proposed performance goals and ranges for incentive plans; and
  Provides comparative company data to determine NEO compensation.

     In addition to these recurring service activities for the Compensation Committee, the Consultant created and conducted a training program for the Company’s Compensation Committee members in 2005 and 2006. The training program was designed to assist the Compensation Committee in the execution of its duties and responsibilities. In keeping with what the Company believes is a “best practice” aspect of corporate governance, the Company does not use the Consultant’s services for compensation issues outside the purview of the Compensation Committee.

     Additional information regarding the Company’s processes and procedures for the consideration and determination of executive compensation can be found in “Compensation Discussion and Analysis” (“CD&A”) below.

     The current members of the Compensation Committee are Robert B. Johnson (Chairman), David Gary Thompson, and Robert L. Wright. All members of the Compensation Committee are “outside” Directors as defined by Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “IRC”), “Non-employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, and independent Directors under the NYSE listing standards. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee met four times in 2007.

Compensation Committee Interlocks and Insider Participation

     During 2007, the members of the Company’s Compensation Committee were Robert B. Johnson (Chairman), David Gary Thompson, and Robert L. Wright. None of such persons is a current or former employee or officer of the Company or any of its subsidiaries. During 2007, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.

COMPENSATION DISCUSSION AND ANALYSIS

I. Introduction

     The Company’s compensation philosophy is to provide pay-for-performance that is directly linked to the Company’s results. We believe this is the most effective method for creating shareholder value, and that it has played a significant role in making the Company an industry leader. The performance-based elements of our compensation programs apply to all levels of Company management, including our executive officers. In fact, pay-for-performance components permeate every employee level at the Company. The result is that we are able to attract, retain, motivate and reward talented individuals who have the necessary skills to manage our growing global business on a day-to-day basis, as well as for the future.

     The Company has a history and a well-earned reputation with its shareholders as a very transparent organization. That commitment to transparency on all levels was certainly a driving force in our decision to allow shareholders a “say-on-pay” advisory vote. As a Company, we pride ourselves on incorporating ethics and transparency into everything we do, including compensation disclosure. With that in mind, we are pleased to provide the following compensation discussion and analysis.

II. Executive Summary

     This CD&A pertains to our executive officers and in particular the following NEOs:

Daniel P. Amos	Chairman and CEO
Kriss Cloninger III	President, CFO, and Treasurer
Akitoshi Kan	Chairman, Aflac Japan; Chairman, Aflac International
Ronald E. Kirkland	Senior Vice President, Aflac, Director of Sales
Paul S. Amos II	President, Aflac and COO, Aflac U.S.

     As a leader in our industry segment, we recognize that a sound management compensation program is a part of what makes a company an employer of choice. Our compensation philosophy is to provide pay that is directly linked to the Company’s performance results. By doing so, we are able to provide the following: reasonable salaries that reflect each executive’s responsibility level, qualifications and contribution over time; benefits that adequately meet the needs of our employees and their families at a reasonable shared cost; meaningful, performance-based annual non-equity incentives; and long-term equity incentives that reflect the creation of shareholder value.

     Of these four pay elements, we consider the annual and longer-term incentive forms of compensation to be the most important because they enable us to attract, retain, motivate and reward talented individuals who have the necessary skills to manage our growing global enterprise on a day-to-day basis as well as for the future.

     The value of annual non-equity incentives is directly linked to specific financial goals such as operating earnings per diluted share, increases in pretax operating earnings, total new annualized premium sales, premium income, and expenses established and approved by the Compensation Committee (for purposes of this CD&A, the “Committee”) at the beginning of each fiscal year.

     Longer term equity incentives are provided to executive officers in two forms: stock options whose future value depend upon share price appreciation and performance-based restricted stock (PBRS) whose vesting is determined by the Company’s cumulative compound growth rate in operating earnings per diluted share, excluding foreign currency changes, over a three-year performance period. This vesting target is annually reviewed and established by the Committee for the ensuing three-year performance period.

     Lower level officers receive stock options in combination with time-based restricted stock (TBRS) that vest after three years of continuous service. This combination is felt to link their interests to those of our shareholders as well as help the Company retain their services. These plans are fully described in Section V and VI of this CD&A.

     To help the Committee execute its responsibilities, the Consultant annually provides the Committee comparative performance and pay data based upon a sample of 16 major insurance companies (see section V of this CD&A). The peer group pay data is derived from their proxy statements and helps the Committee establish the salaries and target incentive award opportunities for the NEOs.

     In general it is the Company’s intent to set individual salaries within a plus or minus range of 25% from survey medians for comparable positions and to target incentives at median levels with intended payout variances based upon results above or below our planned financial goals. In this way, the Committee intends to have compensation pay levels mirror performance results. Quite simply, if we are a median performer, our total pay should approximate median levels. If we are a 75th percentile performer, our total pay should approximate the 75th percentile. If we are a 25th percentile performer, our total pay should approximate the 25th percentile.

     This philosophy is directly applied by the Committee in determining the CEO’s total pay. Each year the Consultant calculates the Company’s percentile performance rank for the prior year among the peer group of other major insurance companies based on 10 weighted-performance measures. These measures are all related to one year results for the prior year except for Total Shareholder Return, which is measured over the prior three-year period. The Consultant then determines the total pay value that matches the Company’s percentile performance rank. The Committee uses the information from this analysis to adjust the CEO’s total pay to that indicated by the Company’s percentile performance rank. This adjustment is accomplished through a final true-up stock option grant in August. This methodology is detailed in Section VII of this CD&A.

     In order to directly link the CEO’s total pay to the Company’s performance results, it is necessary to wait for both the performance and pay information of all companies to be made public. As a result, the Committee finalizes the CEO’s total pay based on the prior year’s results at their August meeting. Accordingly, there is a lag between the payment and reporting of awards because the CD&A reports on these results in the following year’s proxy. For instance, 2006 performance results determined the stock award provided to our CEO in August of 2007. In years prior to 2006 in which this approach to the CEO’s compensation was used, the Company’s performance rank placed it in the upper half, and in most years, the upper quartile among the peer companies. That was not the case for the 2006 performance year, when the Company’s performance rank slipped to the 25th percentile. This resulted in a smaller long-term equity incentive grant for our CEO in 2007 compared to previous years.

III. Oversight of the Executive Compensation Program

     The Company’s executive compensation program is administered by the Committee with assistance from the CEO and other company officers as appropriate. The Committee also is assisted in the execution of its duties and responsibilities by the Consultant, which reports to the Committee. A description of the assistance typically provided to the Committee by the Consultant is presented on Page 10 of this Proxy Statement.

IV. Executive Compensation Philosophy and Core Principles

     The following table highlights the primary components and rationale of our compensation philosophy and the pay elements that support the philosophy.

Philosophy Component	Rational/Commentary	Pay Element
Compensation should reinforce business objectives and values	One of the Company’s guiding principles is to provide an enriching and rewarding workplace for our employees. Key goals are to retain, motivate and reward executives while closely aligning their interests with those of the Company and its shareholders. Our compensation practices help us achieve these goals.	All elements (salary, non-equity incentive awards, equity linked compensation, retirement, and health and welfare benefits)
A majority of compensation for top executives should be based on performance	Performance-based pay aligns the interest of management with the Company’s shareholders. Pay for top executives is highly dependent on performance success. Performance-based compensation motivates and rewards individual efforts, unit performance, and Company success. Potential earnings under performance-based plans are structured such that greater compensation can be realized in years of excellent performance. Similarly, missing goals will result in lower, or no, compensation from the performance-based plans.	Merit salary increases, annual non-equity incentive awards, and equity-linked incentive compensation (stock options, time-based restricted stock, and performance-based restricted stock)
Compensation should be competitive	The Compensation Committee has retained Mercer Human Resource Consulting as an adviser to assist the Committee with assessing pay practices and peer group performance, at least annually, in order to maintain competitive compensation relative to the Company’s industry. The Consultant uses a combination of proxy data and market surveys to assess the competitiveness of the Company’s executive pay within the industry. Company philosophies and cultural practices also affect the overall compensation policies for the executive officers.	All elements
Key talent should be retained	In order to attract and retain the highest caliber of management, the Company seeks to provide financial security for its executives over the long term and to offer intangible non-cash benefits in addition to other compensation that is comparable with that offered by the Company’s competitors.	Equity-linked incentive compensation, retirement benefits, employment agreements, change in control provisions
Compensation should align interests of executives with shareholders	Equity ownership helps ensure that the efforts of executives are consistent with the objectives of shareholders.	Equity-linked incentive compensation

V. Executive Compensation Policies

1.	Total direct compensation relative to market

The Company’s total direct compensation (base salary, annual non-equity incentive award, and long-term equity incentive compensation) for our NEOs is generally designed to provide competitive compensation relative to companies in the Company’s peer group for “target” performance results. For the CEO, the Company’s practice is to measure performance relative to peers, which ensures that the CEO’s compensation in a given year directly correlates with the Company’s relative performance rank for the prior year. This process is explained in greater detail below in the section labeled “CEO Compensation.” We note that the Company’s performance has ranked first or second in six of the ten years for which such data has been gathered. However, that was not the case for 2006, when the Company’s performance rank was below the median for the first time during that ten-year period.

The peer group consists of 16 major insurance companies identified below. The peer group did not change from 2006 through 2007. These peer companies are engaged in similar businesses, of similar size, and are competitors for talent, although the Company is slightly above the median revenues, market capitalization, and assets of the peer group. Peer group companies include: Aetna Inc., The Allstate Corporation, Aon Corporation, Assurant, Inc., The Chubb Corporation, CIGNA Corporation, Conseco, Inc., Genworth Financial, Inc., The Hartford Financial Services Group, Inc., Lincoln National Corporation, Manulife Financial Corporation, The Progressive Corporation, Prudential Financial, Inc., The Travelers Companies, Inc., Safeco Corporation, and Unum Group.

2.	Current vs. long-term compensation

The components of current compensation include an annual salary and an annual non-equity incentive award. Long-term compensation is provided to link executive compensation to the delivery of shareholder value. The equity-linked long-term incentive compensation components include stock options, PBRS, and in some cases, TBRS. The Company has two long-term equity incentive plans. The first is a stock option plan, the 1997 Stock Option Plan, which allows for grants of both incentive stock options (“ISOs”) and non-qualifying (“NQ”) stock options. This plan expired on February 11, 2007 (although options granted before that date remain outstanding in accordance with their terms). The second plan, the 2004 Long-Term Incentive Plan, allows for ISOs, NQs, performance- or time-based restricted stock, restricted stock units, and stock appreciation rights.

On an annualized present value basis, the proportion of long-term incentives to target annual cash incentives varies based on the responsibility level of the participant’s job and the ability to impact results over time. In general, the higher the responsibility level, the greater the proportion of long-term equity incentives, compared with target annual cash incentives. In the case of all NEOs other than the Sales NEO (Mr. Kirkland), the present value of long-term equity incentive grants is greater than target annual cash incentives.

In the case of Mr. Kirkland, the annual non-equity incentive compensation is the dominant feature of his compensation arrangement. Annual non-equity incentive compensation will vary directly each year in proportion to sales results achieved and the percentage increase in average weekly producing sales associates.

3.	Fixed vs. variable compensation

The portion of an executive’s compensation that is variable increases as the scope and level of the individual’s responsibilities increase. For the NEOs, variable compensation accounts for a substantial portion of total compensation. Annual cash incentives increase or decrease with performance. The amount of equity-linked compensation granted each year is based primarily on level of responsibility and secondarily on individual performance. The vesting of PBRS is based on whether a predefined Committee approved performance objective (i.e., cumulative compound growth rate in operating earnings per diluted share) is attained over a three-year period. Other contingent components include vesting restrictions on stock options and TBRS, which require recipients to fulfill a continuing employment obligation before they can exercise any option or vest in the TBRS.

During 2007, the Committee, with the assistance of the Consultant, reviewed the target award levels for both annual and long-term incentives for the NEOs and other executive officers. As a result, the 2008 target award levels for three of our Non-Sales NEOs were set as follows:
	Target Incentive as Percent of Salary

Non-Sales NEOs	Annual Incentive	Annualized Long-term Incentives

Daniel P. Amos	200%	Performance-Based
Kriss Cloninger III	150%	350%
Paul S. Amos II	100%	250%

Mr. Kan’s target incentives were not changed for 2008 because he will be retiring during the year. Mr. Kirkland’s target incentives were determined to be appropriate at the current level for his position.

4.	Mix of long-term incentives

In 2007, the Committee approved a combination of equity-linked incentive compensation awards for the executive officers. Based on the value of equity grants as presented in the Summary Compensation Table which measures their financial statement expense for 2007 under Statement of Financial Accounting Standard No. 123(R), Share Based Payment, (“SFAS No. 123(R)”) under the columns Stock Awards and Option Awards, stock options represented 67% and PBRS represented 33% of total long-term incentives for the CEO. For all other NEOs, stock options ranged from 56% to 75% and PBRS ranged from 25% to 44% of total long-term equity incentive value.

5.	Total compensation in light of best practices and costs

Every year the Committee reviews the incentive compensation components of all executive officers with the help of the Consultant. The Committee believes that many “best practices” are reflected in the existing compensation strategy and that the Company’s compensation expenses are reasonable and appropriate given the superior financial and stock market performance that the Company has produced over a long period of time. From August 1990, when Daniel Amos was appointed as the Chief Executive Officer through December 2007, the Company’s total return to shareholders (TSR), including reinvested cash dividends, has exceeded 3,867% compared with 549% for the S&P 500. During the same time, the Company’s market capitalization has grown from $1.2 billion to over $30 billion.

Modifications to the compensation program are periodically made in order to remain consistent with the competitive market and emerging best practices. However, our compensation strategy and core program remained the same in 2007 as it had in 2006 and 2005, and no material changes are anticipated for 2008.

VI. Components of the NEO Compensation Program

     Total compensation is provided to the CEO and other NEOs through four primary components, each of which has a different strategic role and risk profile. The table below provides an overview of the compensation components, and is followed by a detailed description of how the amount of each component is determined.

Element	Description	Strategic Role	Examples	Risk Profile
Base Salary	Fixed based on level of responsibility, experience, tenure, and qualifications	- Performance of day-to-day activities	- Cash	- Low to moderate
Non-Equity Incentive	Variable based on achievement of annual financial objectives	- Policy implementations - Operating decisions - Short-term focus	- Cash	- Moderate to high
Long-Term Equity Incentives	Variable based on responsibility and the achievement of longer-term financial goals and shareholder value creation	- Effective strategy and policy making - Long-term focus - Alignment with shareholders	Equity-Linked Incentive Compensation - Stock Options - Performance-Based Restricted Stock	- High
Benefits & Perquisites	Satisfy employee health, welfare, and retirement needs	- Security - Tax effective pay - Financial counseling - Time efficiency/convenience	- Health care - Life & Disability - Retirement plans - Security	- Low

Base Salary

     The primary purpose of the base salary component is to provide the recipient a steady stream of income consistent with his or her level of responsibility, qualifications and contribution over time. The Consultant annually gathers comparative market data on salaries for the Committee to use in reviewing and determining the CEO’s salary and his recommendations for the salaries of the CFO and all other executive officers.

     In the aggregate, the total base salaries of the Company’s executive officers, including its Non-Sales NEOs, are at the 50th percentile of the survey results for these same positions at peer companies. Virtually all executive officers receive a salary that is within a plus or minus range of 25% from the survey median for their position. In general, executive officers who are new to their role are likely to be below the median and executive officers who have been in their jobs for extended periods are more likely to be above the median.

     In 2007 most of the executive officers, including the CEO and CFO, received a 3.8% base salary increase. These increases were derived from the industry projected base salary increase in the Mercer 2007 U.S. Compensation Planning Survey for the insurance industry, which reflected expected base salary increases for calendar year 2007. The Chairman of Aflac Japan received a 4.8% increase and the President of Aflac U.S. received a 5.5% increase. These two increases were slightly above the 2007 projected industry increase mentioned previously because of increased responsibilities or the previous base salary was below the median range for the responsibilities of the position. The salary of the Sales NEO remained the same, as the majority of his compensation is intended to come from his annual non-equity incentive award based on actual sales results achieved and the percentage increase in average weekly producing sales associates.

Annual Non-Equity Incentive Plans

     All of the NEOs are eligible to participate in one of two non-equity incentive plans sponsored by the Company. The Non-Sales NEOs participate in the MIP and the Sales NEO participates in the Sales Incentive Plan (“SIP”).

     Performance targets are set annually for each plan, and cash payouts are made to executives based on actual performance as more fully described in the separate sections below for each plan.

Management Incentive Plan

     The Company’s MIP uses specific performance objectives to provide potential annual non-equity incentive awards for the CEO, CFO, Chairman of Aflac Japan, President of Aflac, and all other non-sales officers. One of the performance targets of the MIP is based on the growth of operating earnings per diluted share, which is the primary financial objective of the Company on a consolidated basis.

     Additional performance targets are specific to the Company’s two principal business segments: Aflac U.S. and Aflac Japan. For each segment, the MIP performance targets include a measure of total new annualized premium sales, premium income, operating expenses and pretax operating earnings. These measures are considered to be the most significant to the performance of each segment. They are understood by those eligible for the non-equity incentive awards, and they are under the collective influence of the segment officers.

     The Committee, at its February meeting, approves all MIP performance objectives. The Company’s primary financial objective, the growth in operating earnings per diluted share has a target established that must be achieved before any payout is provided. Our objective for 2007 was to increase operating earnings in a range of 15% to 16% or $3.28 to $3.31 per diluted share. The target objective was set at the lower end of the range or $3.28 per share and the maximum was set at the upper end of the range or $3.31 per share, all on a constant currency basis. The actual attained result of $3.29 per share fell between the target and maximum and resulted in a 15.4% increase in operating earnings per diluted share.

     For each business segment performance measure, a target performance level is established. In addition, a minimum and maximum level is established. The payout for a minimum result is one-half that of the target result, while the payout for a maximum result is two times that of the target result. Typically the target result is equidistant between the minimum result and the maximum result. Interpolation is used to calculate incentive payouts for results between minimum and target or target and maximum.

     For the Aflac U.S. business segment in 2007, the following performance incentive measures were used:
  the percentage increases in new annualized premiums and premium income the percentage increase over the previous year of premium income, minus the percentage increase in controllable expenses the percentage increase in pretax operating earnings over the previous year

     For the Aflac Japan business segment in 2007, the following performance incentive measures were used:

  the percentage increases in new annualized premiums and premium income actual operating expenses compared to budget
  the percentage increase in pretax operating earnings over the previous year, before expenses allocated from the U.S. operations, and any currency effect

     The actual 2007 business segment performance measures and the targets and ranges for each incentive performance measure were as follows:

Aflac U.S. business segment:	Minimum	Target	Maximum
Percentage increase in new annualized premiums	6.0%	8.0%	10.0%

Percentage increase in premium income	9.0%	10.0%	11.0%

Percentage increase in premium income minus the percentage
increase in controllable expenses	-2.0%	0.0%	2.0%

Percentage increase in pretax operating earnings	13.0%	15.0%	17.0%

Aflac Japan business segment:
Percentage increase in new annualized premiums - 1st six months	-14.0%	-12.0%	-10.0%
2nd six months	0.0%	2.0%	4.0%

Percentage increase in premium income	3.5%	4.25%	5.0%

Actual operating expenses compared to budget (Yen in millions)	117,829	116,662	115,459

Percentage increase in pretax operating earnings before expenses
allocated from the U.S. operations, and eliminating any currency effect	10.0%	12.0%	14.0%

The incentive performance measure for the Japan business segment related to the percentage increase in new annualized premiums was weighted 25% for the first six months and 75% for the second six months. If the actual performance for the second six months was below minimum, no bonus was payable for this entire incentive performance measure.

Actual performance was determined after the close of the year and presented to the Committee for discussion and approval at its February 2008 meeting. The actual non-equity incentive plan payments to the NEOs are reflected in the 2007 Summary Compensation Table in the column labeled Non-Equity Incentive Plan Compensation.

     The incentive measures described above include non-GAAP financial measures as more fully described in this and the next paragraph. Our corporate performance measure is based on operating earnings per diluted share excluding the impact of foreign currency translation. We define operating earnings per diluted share to be the net earnings before realized investment gains and losses, the impact of Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and nonrecurring items divided by the weighted-average number of shares outstanding for the period plus the weighted-average shares for the dilutive effect of share-based awards. Because foreign exchange rates are outside of management’s control, operating earnings per diluted share is computed using the average yen/dollar exchange rate for the prior year, which eliminates fluctuations from currency rates that can magnify or suppress reported results in dollar terms.

     Aflac U.S. and Aflac Japan incentive measures also include non-GAAP financial measures. For both the U.S. and Japanese segment, we use an industry measure of the increase in total new annualized premium sales, which is the annual premiums on policies sold and incremental annual premiums on policies converted during the reporting period. For Aflac U.S., we use the percentage increase in premium income minus the percentage increase in controllable expenses. Controllable expenses are a component of total acquisition and operating expenses for the U.S. business segment. For Aflac Japan, we compare actual expenses against budgeted operating expenses as a performance measure for the reporting period. And for both segments we use the percentage increase in pretax operating earnings. We define pretax operating earnings on a segment basis to be the operating profit before realized investment gains and losses, the impact of SFAS No. 133, and nonrecurring items. The percentage increase in pretax operating earnings for the Japan segment is measured before expenses allocated from the U.S. and currency effects.

     We believe the segment measures and operating earnings per diluted share objectives described above are the most important incentive factors for our business in terms of creating shareholder value and aligning management’s interests and rewards with those of our shareholders.

     The CEO and CFO recommend to the Committee the specific Company performance objectives and their ranges. In recommending the incentive performance objectives to the Committee, the CEO and CFO take into consideration past performance results and scenario tests of the Company’s financial outlook as projected by a complex financial model. The model projects the impact on various financial measures using different levels of total new annualized premium sales, budgeted expenses, morbidity, and persistency. This enables the Company to set ranges around most performance objectives.

     The Committee may consider the probability of attainment of each of the various measures. Generally, it is expected that target performance will be attained 50% to 60% of the time, minimum performance attained at least 75% of the time, and maximum performance attained not more than 25% of the time. At its annual February meeting, the Committee reviews and approves, or if appropriate modifies, the annual incentive goals for the ensuing year.

     As noted above, at this same meeting, the Committee also certifies the incentive plan performance results for the prior year before payments are made in order to qualify, if appropriate, any payouts to the NEOs as performance-based and fully deductible as compensation expense for tax purposes under the IRC. The Committee has the discretion to adjust the MIP results related to segment performance measures if it deems that a class of MIP participants would be unduly penalized due to the incomparability of the result to the performance measure as determined by the Committee. For the Japan segment, the Committee did adjust the 2007 MIP objective related to actual operating expenses compared to budget. The only NEO that benefited from this adjustment was Mr. Kan.

Sales Incentive Plan

     The Company maintains a sales incentive plan for officers and management personnel whose primary responsibilities are focused on producing total new annualized premium sales and increasing the number of producing associates. Sales management, including Mr. Kirkland, have three primary incentive goals, which are established annually by the CEO. The specific performance measurement items are the percentage increase in total new annualized premium sales, the dollar growth of total new annualized premium sales over the previous year, and the percentage increase in average weekly producing sales associates. All three of the performance metrics are directly influenced by and under the responsibility of the sales management team.

     For each of the three performance measures, a range is established that relates the relative performance measure to a specific dollar payout. We believe the sales incentive goals are the most important incentive measures for their job responsibilities. Sales growth and weekly producers are performance drivers of our Company due to their influence on revenue growth. Additionally, they are measures watched closely by the investment community.

     The actual 2007 sales performance measures and the targets and ranges were as follows:

	Minimum	Target	Maximum
Percentage increase in total new annualized premium sales	8%	10%	28%

Growth in new annualized premium over the prior year (in millions)	1,438	1,495	1,722

Percentage increase in average weekly producing sales associates	3%	6%	23%

     The cash incentives, which are based on performance ranges, can range from zero for missing the performance objective to payments that are, in some potential cases, more than eight times the individual’s salary. The Company bases the majority of the compensation potential for sales management on annual cash incentives. Base salaries are intentionally smaller as a percentage of total compensation when compared to non-sales executives. This pay philosophy also puts the sales management team in a clear pay-for-performance situation.

Weighting of Performance Measures

     The performance measures are weighted for the NEOs and all other officer levels of the Company. The intent is to weight them according to how each position can and should influence their outcome. The following table details these relative weightings for each of the NEOs in 2007:

	Weightings of Annual Incentive Measures as Percent of Target Award
Executive	Corporate	U.S. Operations/Sales	Japan Operations	Total
Daniel P. Amos	48.6%	17.1%	34.3%	100%
Kriss Cloninger III	50.0	17.9	32.1	100
Akitoshi Kan	10.0	—	90.0	100
Ronald E. Kirkland	—	100.0	—	100
Paul S. Amos II	29.4	70.6	—	100

     The following table reflects targets and the earned percentages of salary based on 2007 performance results for the NEOs:

Executive	Target as Percent of Salary	Earned as Percent of Salary
Daniel P. Amos	175%	218.2%
Kriss Cloninger III	140	175.0
Akitoshi Kan	120	145.0
Ronald E. Kirkland*	200	193.4
Paul S. Amos II	80	132.6
       ____________________

     *Based on salary, excluding any deferrals disclosed below in the Nonqualified Deferred Compensation table.

     For additional information about the non-equity incentive plans, please refer to the 2007 Grants of Plan-Based Awards table, which shows the threshold, target, and maximum award amounts payable under each plan for 2007, and the 2007 Summary Compensation Table, which shows the actual amount of non-equity incentive plan compensation paid to our NEOs for 2007.

Long-term Equity Incentives

     It is generally the Company’s intent that approximately 50% of the value of long-term incentive compensation to all officers will be provided through stock options, and approximately 50% will be provided through restricted stock awards (either PBRS or TBRS). Section 16 executive officers, which include the NEOs, receive restricted stock in the form of PBRS, while other officers receive TBRS that vest over time without a performance component.

     PBRS awards generally vest only if the recipient of an award remains an employee of the Company for the full three-year performance period and the performance requirement is achieved.

     For PBRS awards that were granted in 2007, the performance period is January 1, 2007, through December 31, 2009. The sole performance measure for determining vesting is achieving a cumulative growth rate of at least 45.5% in operating earnings per diluted share, excluding foreign currency changes. This performance measure was selected because of the Company’s belief that growth in operating earnings per diluted share can have a significant impact on building shareholder value over time.

     This measure, and its target performance requirement of 45.5% cumulative growth, was reviewed and approved by the Committee at its February 2007 meeting, thereby potentially qualifying the awards made to the NEOs as performance-based for tax purposes under IRC Section 162(m).

     This cumulative growth rate is equivalent to growth rates of 15%, 13% and 12% over the 2007-2009 time period, excluding the impact of foreign currency fluctuations as compared with the prior year. The Committee also adopted a threshold performance level set at 90% of the target. As a result of this provision, there is a 5% decrease in the number of shares that will vest for every 1% decrease of the cumulative growth rate of the performance measure. Therefore, if the threshold performance is attained, 50% of the granted shares would vest and 50% would be forfeited. If the actual cumulative growth rate is below the 90% threshold, no shares will vest. However, if the target is exceeded, no additional shares will be awarded.

     Most of the Company’s stock option grants are approved by the Committee and made on the day of their February meeting. Stock options are granted with an exercise price equal to 100% of their closing market value of the underlying shares on the grant date. For grants prior to November 14, 2006, the exercise price was set at the average of the market high and low sales prices of the underlying shares on the grant date. A detailed description of how the CEO’s long-term incentives are determined is provided in Section VII below.

Retirement, Deferral and Savings Plans

     The retirement, deferral and savings plans described below were established in order to provide competitive post-termination benefits for officers and employees of the Company, including the NEOs, in recognition of their long-term service and contributions to the Company.

Defined Benefit Pension Plans

     As described further in “Pension Benefits” below, the Company maintains tax-qualified, noncontributory defined benefit pension plans covering substantially all U.S. and Japanese employees, including the NEOs, who satisfy the eligibility requirements, and the Company also maintains nonqualified supplemental retirement plans covering the Non-Sales NEOs.

Executive Deferred Compensation Plan

     The NEOs, in addition to other U.S. based eligible executives, are entitled to participate in the Executive Deferred Compensation Plan (“EDCP”). The EDCP is discussed in more detail below under “Nonqualified Deferred Compensation.”

401(k) Savings and Profit Sharing Plan

     The Company maintains a tax qualified 401(k) Savings and Profit Sharing Plan (“the 401(k) Plan”) in which all U.S. based employees, including the NEOs, are eligible to participate. The Company will match 50% of the first 6% of eligible compensation that is contributed to the 401(k) Plan. Employee contributions made to the 401(k) Plan are 100% vested. Employees vest in employer contributions at the rate of 20% for each year of service the employee completes. After five years of service, employees are fully vested in all employer contributions.

Other Benefits

     The Company maintains medical and dental insurance, accidental death insurance, cancer insurance, and disability insurance programs for all of its employees, as well as customary vacation, leave of absence, and other similar policies. The NEOs and other officers are eligible to participate in these programs along with, and on the same basis as, the Company’s other salaried employees.

     In addition, the NEOs are eligible to receive reimbursement for certain financial counseling and medical examination expenses. Additionally, for security and time management reasons, certain of the Company’s officers occasionally travel on corporate aircraft for business and personal purposes. Personal travel on corporate aircraft and security services are provided where considered by the Board of Directors to be in the best interest of the Company and its business objectives.

VI. Additional Executive Compensation Practices and Procedures

1.	Equity Granting Policies

The February meeting of the Committee is held approximately two weeks after the Company’s fiscal year results are released to the public. As a general practice, the Company makes the majority of its equity grants on the date the Board of Directors meets in February, and has done so since 2002. The Company has never engaged in the “backdating” of options. Based on recommendations developed by the CEO and CFO with input from the Consultant, options, PBRS and TBRS awards are submitted to the Committee for approval at its February meeting. Option grants are awarded on the date of the meeting, and have an exercise price set at the closing price on the date of grant.

The Company may periodically make additional equity grants during the course of the year. However, it is the Company’s policy not to make any equity grants in advance of material news releases. As detailed below in the section labeled “CEO Compensation,” it has also been the Company’s practice to grant the CEO a stock option award in August based on the Company’s performance relative to peers in the prior year. This grant is issued on the date of the relevant Committee meeting, with an exercise price set at the closing price on the date of grant.

2.	Stock Ownership Guidelines

The Company established stock ownership guidelines for officers in 1998. Officers (beginning at the Second Vice President level and above) have four years from date of hire or promotion to reach their respective stock ownership guidelines. The ownership guidelines are defined as stock ownership value as a multiple of salary and are set as follows: CEO, CFO, and President – not less than five times salary; Executive Vice President – not less than three times salary; Senior Vice President/Vice President – not less than two times salary; and Second Vice President – not less than one times salary. Ownership includes all shares held by the executive and their spouse as well as vested options. It does not include unvested options and restricted stock. All of the Company’s NEOs have stock ownership that exceeds their ownership guidelines.

3.	Employment Agreements

The Company has employment agreements with the four Non-Sales NEOs and certain other executives in key roles. Agreements generally address: role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability or retirement and termination for cause or without cause; and resignation by the employee. Contracts also contain termination and related pay provisions in the event of a change in control. In all cases, for the change in control provisions in the employment agreements to apply, there must be both (1) a change in control, as well as (2) a termination by the Company without cause or a resignation by the executive for good reason. This is commonly referenced as a “double trigger” requirement. Further, they stipulate that the executive may not compete with the Company for prescribed periods following termination of employment or disclose confidential information.

4.	Change in Control (“CIC”) Policy and Severance Agreements

The Company has no formal change in control or severance policy. However, as noted above, individual employment agreements generally have provisions related to both CIC and severance.

5.	Compensation Recovery Policy

Prior to February 2007, the Company did not have a policy addressing the adjustment or recovery of a non-equity incentive if the relevant performance measure was adjusted or restated at a later date. In February 2007, the Committee adopted a policy that will allow it to review any adjustment or restatement of performance measures and make a determination if adjustments or recoveries of non-equity incentives are necessary. If it is deemed that adjustments or recoveries of non-equity incentives are appropriate, the Committee is charged with determining the amount of recovery, and the proper officer group subject to any potential adjustments or recovery.

6.	Certain Tax Implications of Executive Compensation (IRC Section 162(m))

In connection with making decisions on executive compensation, the Committee will take into consideration the provisions of IRC Section 162(m), which limits the deductibility by the Company for federal income tax purposes of certain categories of compensation in excess of $1 million paid to certain executive officers. The Committee may decide to authorize compensation arrangements that exceed the $1 million deductibility cap imposed by Section 162(m), as it did with respect to the CEO for 2006 and 2007. However, the Committee deferred payment of the nondeductible amount in excess of $1 million until the CEO’s retirement.

The 1997 Stock Option Plan, the 2004 Long-Term Incentive Plan, and the MIP presently conform to the requirements of Section 162(m). This means that Long-Term Incentive Plan awards (exclusive of TBRS) and MIP awards are generally considered to be performance-based and are therefore not subject to the deduction limitation contained in Section 162(m).

7.	Accounting and Other Tax Implications of Executive Compensation

The Company has considered the accounting and other tax implications of all aspects of the compensation program for its employees, including the NEOs and other officers. While accounting and other tax considerations do not dictate compensation decisions, the compensation program is designed to achieve the most favorable accounting and other tax treatment consistent with the intent and spirit of the compensation plan design.

8.	Long-term Incentive Fair Value Determinations

A challenging issue for publicly traded companies is how to value long-term incentive awards for grant purposes. Like many companies, we target and express such awards as a percent of salary. We also seek to balance the value of stock options with those of PBRS as awarded to executive officers and to balance the value of stock options with those of TBRS as awarded to other award recipients. Of particular note, is how to calculate the value of a stock option.

One valuation method is the amount that is expensed over the vesting period based on a Black-Scholes-Merton fair value determination. With the adoption of the revised accounting rules under SFAS No. 123(R), this is the amount we now expense for each granted stock option. It also is the required basis for determining the Option Awards value in the Summary Compensation Table that appears below in this Proxy Statement.

However, this amount changes each year in direct relation to fluctuations in the current market value of the Company’s common shares. Therefore, when the share price goes up, so does the option’s fair value and its strike price, and the number of awarded shares equal to a designated dollar value would decrease. Conversely, if the share price goes down, both the option’s fair value and its strike price go down, and the number of awarded shares would increase. This result seems counterintuitive from a pay-for-performance perspective in that a lower stock price would lead to more options being granted at a lower price and a higher stock price would lead to fewer options being granted at a higher price.

Our solution for grant purposes only is to stabilize the deemed present value of a stock option for a three-year period. We think the use of such a value is more in line with creating long-term shareholder value and pay-for-performance, and allows us to better manage our burn rate (number of shares granted each year divided by the number of common shares outstanding) and budget the number of awarded shares over the life of the share authorization approved by shareholders.

For grants made in years 2007, 2008, and 2009, our deemed fair value of a stock option is $13.91, but its actual exercise price is the closing price of a common share on the day it is granted.

VII. CEO Compensation

     The Committee is responsible for the review and determination of the CEO’s pay. The Committee has developed and long utilized a methodology for determining CEO compensation that is directly linked to the Company’s comparative performance results. To achieve this linkage, the Consultant annually calculates the Company’s percentile composite performance rank among the peer group of 16 major insurance companies previously identified in this CD&A. The CEO’s total direct compensation for the following calendar year is then determined in accordance with that percentile rank. As a result, the CEO’s compensation varies with the amount determined by reference to the Company’s performance rank among its peers. The following describes the process for determining CEO pay in greater detail:

1.	At its February meeting, the Committee grants the CEO stock options and PBRS with a total present value equal to 60% of his prior year’s long-term equity incentive award. The intent is to make a partial grant in February, and then a “true-up” grant in August once the Company’s percentile performance rank can be determined (as more fully described below).

2.	The Consultant gathers both compensation data for the NEO positions and company performance data from public records for the Company and the group of peer companies. Competitive pay data is gathered for salaries, annual non-equity incentive, cash compensation, (salary plus annual non-equity incentive) annualized value of long-term equity incentives and total direct compensation (cash compensation plus annualized value of long-term equity incentives).

3.	For performance measures, the Consultant collects specific results for the Company and the 16 peer companies on each of 10 performance measures for their most recently completed fiscal year, except for total shareholder return, which is computed using a three-year period ending with the last fiscal year. The performance measures used and their weightings ( ) are:

Revenue Growth (1) Net Income (1) Net Income Growth (1) Premium Income (1) Premium Income Growth (1)	Earnings Per Share Growth Return on Revenues (2) Return on Average Equity (2) Return on Average Assets (2) Total Shareholder Return (4)

Results are sorted for each measure, and the best performer is assigned a ranking of “1” and the lowest performer is assigned a ranking of “17.” The weighted performance ranks for each measure for each company are then summed to determine each company’s overall composite performance score.

4.	The percentile rank that corresponds to each company’s composite performance score is then determined. While the Company showed positive gains on many of the performance measures, the peer companies generally had greater gains. Consequently, the Company received an overall performance rank of 13th in 2007 for 2006 results, which equated to the 25th percentile on a performance basis.

5.	Each company, including Aflac Incorporated, is then ranked on the basis of Total Direct Compensation. For this computation, the highest paid and lowest paid CEOs from the peer group are excluded, which reduces the total sample by two. A pay line is then plotted based on the remaining companies, and the exact pay amount (Total Direct Compensation) that corresponds to the Company’s percentile performance rank is determined.

6.	That amount is then aged to represent the expected value of the compensation at the end of the applicable fiscal year. The aging adjustment factor was 2.7% for 2007, which was the insurance industry’s surveyed projected increase for salaries.

7.	Once the Total Direct Compensation amount corresponding to the Company’s composite performance percentile is determined, a two-step calculation is performed. First, the CEO’s salary and non-equity incentive (total cash compensation) for the previous year is deducted from the determined total direct compensation. This calculation results in the gap between market total direct compensation and the CEO’s total cash compensation. The second calculation, which is also used to determine his February stock grants, subtracts 60% of the present value of the annualized long-term equity incentive received in the prior year to determine the remaining gap. This remaining gap determines the equity value the CEO will receive in the August stock option grant.

8.	A second stock option grant is then made at the Committee’s August meeting, with a present value equal to the Remaining Gap and thereby truing up the CEO’s Total Direct Compensation to that which corresponds to the Company’s performance rank. These calculations for determining CEO compensation for 2007 are shown below.

2007 CEO Compensation Determination
$ 9,410,911	25th percentile Total Direct Compensation (TDC)
- 3,450,897	CEO FY 2006 Total Cash Compensation (TCC)

5,960,014	Gap between Market TDC and CEO TCC

- 2,230,830	Feb. 2007 grant of 63,738 PBRS with a value of $35.00 per share
- 2,230,983	Feb. 2007 grant of 160,387 stock options with a value of $13.91 per option share

$ 1,498,201	Remaining Gap

107,707	Number of options with a value of $13.91 per option share granted 8/07
(value equal to the Remaining Gap)

9.	At its December meeting, the Committee sets the CEO’s salary for the next calendar year. At its annual February meeting the Committee approves the MIP-based non-equity incentive after reviewing the financial results, compared with the performance objectives, and (as noted above) awards the CEO PBRS and a partial grant of stock options.

Using this method, the Company is able to pay the CEO in direct alignment with the Company’s percentile performance results versus the peer group. It also means that the CEO’s pay will not exceed the Total Direct Compensation amount indicated by the Company’s performance success versus the peer group. Because of the lower Company performance rank for 2006, the CEO’s Total Direct Compensation in 2007, decreased by 16.1% from its 2006 level. It is noteworthy that the 2006 median for the peer group increased by 24% over its 2005 median.

The Company believes it is important for shareholders and other interested parties to note that 2007 was the 10th consecutive year in which this extensive analysis was used to determine the CEO’s total compensation. Reflecting the Company’s lengthy track record of strong financial performance and shareholder returns, the Company ranked either first or second among its peer group in six of the 10 years. Furthermore, the Company’s average percentile performance rank over this 10 year period has been the second highest among all peers currently in the analysis.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee, has reviewed and discussed the preceding CD&A with management and based on the review and discussion, has recommended to the Board of Directors to include the CD&A in this Proxy Statement.

Compensation Committee

Robert B. Johnson, Chairman
David Gary Thompson
Robert L. Wright

     The following table provides information concerning total compensation earned or paid to our CEO, CFO and the three other most highly compensated executive officers who were serving as executive officers at the end of 2007. These five officers are referred to as our NEOs in this Proxy Statement.

2007 SUMMARY COMPENSATION TABLE

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
			Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	Salary($)(2)	($)(3)	($)(3)	($)	($)(4)	($)(5)	($)
Daniel P. Amos	2007	1,289,200	2,751,918	5,627,872	2,813,035	2,062,763	289,925	14,834,713
Chairman and CEO	2006	1,242,000	1,734,126	8,646,283	2,208,897	0	291,950	14,123,256

Kriss Cloninger III	2007	826,300	1,248,746	2,097,196	1,446,025	1,732,808	167,079	7,518,154
President, CFO, and Treasurer	2006	796,000	667,807	2,544,802	1,109,027	208,637	167,467	5,493,740

Akitoshi Kan (1)	2007	550,000	639,958	1,939,000	797,280	1,732,660	23,708	5,682,606
Chairman, Aflac Japan;	2006	525,000	400,684	1,748,352	620,550	190,695	27,772	3,513,053
Chairman, Aflac International

Ronald E. Kirkland	2007	600,000	213,319	269,799	580,207	23,392	306,962	1,993,679
Sr. VP, Aflac, Director of Sales	2006	600,000	133,561	202,147	1,463,459	29,643	348,264	2,777,074

Paul S. Amos II	2007	402,550	287,687	442,855	533,581	9,019	109,570	1,785,262
President, Aflac and COO	2006	365,000	168,050	306,733	440,738	64,193	314,432	1,659,146
Aflac U.S.
____________________

(1)	Includes payments made to Mr. Kan for some perquisites paid in yen and converted to dollars by dividing the actual yen denominated payments by the average 2007 exchange rate of 117.93 yen per dollar.

(2)	Includes $218,830 deferred by Mr. Daniel Amos and $293,696 deferred by Mr. Kirkland, in each case net of applicable taxes. These amounts are included in the Nonqualified Deferred Compensation table below.

(3)	Represents the charges for 2007 pursuant to SFAS No. 123(R). The Company's SFAS No. 123(R) valuation assumptions are described in Note 10 "Share-Based Transactions" in the Notes to the Consolidated Financial Statements in the Company's Annual Report to Shareholders for the year ended December 31, 2007. Amounts reported include amounts expensed for restricted stock awards and option grants that were granted in the current and previous years.

(4)	Mr. Daniel Amos participates in the Defined Benefit Pension Plan and The Retirement Plan for Senior Officers and the change in his aggregate pension value was $2,062,763, which consisted of a decrease of $19,915 for the Defined Benefit Pension Plan and a positive $2,082,678 for The Retirement Plan for Senior Officers. Mr. Daniel Amos' net change for 2006 was a decrease of $1,141,207. For the two years 2006 and 2007, the aggregate pension expense recorded for all retirement plans which Mr. Daniel Amos is a participant was $921,556. Includes $29,209, a decrease of $27,564, $23,392 and $5,966 for Mr. Cloninger, Mr. Kan, Mr. Kirkland, and Mr. Paul Amos, respectively, under the Company's Defined Benefit Pension Plan. Additionally, includes $1,703,599, $1,760,224, and $3,053 for Mr. Cloninger, Mr. Kan, and Mr. Paul Amos, respectively, under the Supplemental Executive Retirement Plan. No amounts in this column are attributable to preferential earnings on deferred compensation balances.

(5)	Additional information regarding all other compensation is provided in the "All Other Compensation" or "Perquisites" tables detailed below.

     The following table identifies the amount of each item included for 2007 in the All Other Compensation column in the Summary Compensation Table.

2007 ALL OTHER COMPENSATION

		Perquisites
		and Other
		Personal		Company	Renewal
		Benefits	Insurance	Contribution to	Commissions from
Name	Year	($)(1)	Premiums ($)	401(k) Plan ($)	Previous Job ($)(2)	Total ($)
Daniel P. Amos	2007	280,853	2,322	6,750	0	289,925

Kriss Cloninger III	2007	156,765	3,564	6,750	0	167,079

Akitoshi Kan	2007	13,506	3,452	6,750	0	23,708

Ronald E. Kirkland	2007	29,590	3,564	6,750	267,058	306,962

Paul S. Amos II	2007	44,146	432	6,750	58,242	109,570
____________________

(1)	Perquisites are more fully described in the Perquisites table below.

(2)	Amounts are for earned renewal sales commissions before expenses on Aflac products sold before the NEO became an Aflac employee.

     The following table identifies the incremental cost to the Company of each perquisite included for 2007 in the All Other Compensation table above.

2007 PERQUISITES

		Personal Use	Financial			Total Perquisites
		of Company	Planning	Security Services		and Other Personal
Name	Year	Aircraft ($)(1)	($)(2)	($)(3)	Other ($)(4)	Benefits ($)
Daniel P. Amos	2007	24,901	0	255,952	0	280,853

Kriss Cloninger III	2007	92,754	10,841	51,056	2,114	156,765

Akitoshi Kan (5)	2007	0	11,970	1,536	0	13,506

Ronald E. Kirkland	2007	6,972	0	22,618	0	29,590

Paul S. Amos II	2007	36,060	0	7,818	268	44,146
____________________

(1)	Incremental cost for the personal use of corporate aircraft includes the following: direct fuel costs and an allocation for maintenance charges, landing fees, handling and catering, and when necessary, any additional crew expenses such as transportation, lodging and meals. The personal use of corporate aircraft has been authorized by the Company's Board of Directors for security reasons and to maximize the effectiveness of the NEOs time. Included in the amount reported for Mr. Cloninger is $18,199 for attending outside Board of Directors meetings for a Board on which he serves.

(2)	Financial planning fees are direct charges by the provider of the services. They are available on a limited basis to the executive management of the Company.

(3)	Incremental costs for security services include the salaries and benefits of security officers and the actual costs of any security equipment, monitoring, and maintenance fees.

(4)	Amounts included in the Other column for Mr. Cloninger and Mr. Paul Amos are charges for the use of Company automobile transportation.

(5)	The amount reported for financial planning for Mr. Kan was paid in yen and converted to dollars by dividing the yen payment by the average 2007 exchange rate of 117.93 yen per dollar.

      The following table provides information with respect to the 2007 grants of plan-based awards for the NEOs.

2007 GRANTS OF PLAN-BASED AWARDS

								All Other
								Option Awards:
								Number of	Exercise or
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Securities	Base Price	Grant Date Fair
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Underlying	of Option	Value of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	and Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)(3)	Awards ($)
Daniel P. Amos	8/14/2007							107,707	52.59	1,920,513
	2/13/2007							160,387	47.84	2,601,541
	2/13/2007				31,869	63,738	63,738			3,049,226
	N/A	580,140	2,256,100	4,512,200

Kriss Cloninger III	2/13/2007							95,000	47.84	1,540,938
	2/13/2007				19,000	38,000	38,000			1,817,920
	N/A	289,205	1,156,820	2,313,640

Akitoshi Kan	2/13/2007							95,000	47.84	1,540,938
	2/13/2007				7,500	15,000	15,000			717,600
	N/A	297,000	660,000	1,320,000

Ronald E. Kirkland	2/13/2007							15,000	47.84	243,306
	2/13/2007				2,500	5,000	5,000			239,200
	N/A	377,537	600,000	4,738,951

Paul S. Amos II	2/13/2007							25,000	47.84	405,510
	2/13/2007				3,750	7,500	7,500			358,800
	N/A	120,765	342,168	684,335
____________________

1.	The amounts shown in Estimated Possible Payouts Under Non-Equity Incentive Plan Awards reflect the payout levels, for the Non-Sales NEOs, under the Company’s MIP based on the achievement of certain performance goals approved by the Compensation Committee. With respect to each Company performance goal, a minimum, target and maximum performance level is specified, the attainment of which determines the amount paid for each performance goal (generally 50%, 100%, and 200%, respectively), except for the earnings-per-share goal, under which benefits are paid at a target and maximum level, but only if target performance is attained or exceeded. No award is paid for the earnings-per-share goal if performance is below target. The amounts shown for the Sales NEO are based on performance ranges as more fully described in the section “Sales Incentive Plan” above. Base salary is typically the smallest component of total compensation for the NEOs, as the majority of their total compensation is based on performance awards on a cash and equity basis. Base salaries and non-equity incentive awards (including deferrals) as a percent of total compensation for Messrs. Daniel Amos, Cloninger, Kan, Kirkland and Paul Amos for 2007 were approximately 28%, 30%, 24%, 59%, and 52%, respectively.

2.	The amounts shown under Estimated Future Payouts Under Equity Incentive Plan Awards reflect the number of PBRS, with restrictions that will lapse upon the attainment of performance goals in each award agreement as set by the Compensation Committee. Upon the attainment of 90% of the cumulative three-year target performance goal, one-half of the PBRS shares will vest, with additional vesting of 5% of the remaining PBRS shares upon the certification of each additional 1% of the target goal attained. Shares of restricted stock are held in book entry form in the custody of the Company until the restrictions thereon have lapsed. All NEOs possess the same rights as all other employees receiving PBRS, such as all incidents of ownership with respect to the shares, including the right to receive or reinvest dividends with respect to such shares and to vote such shares. The dividends accrued on the award shares will be reinvested in the Company’s Common Stock at the same dividend rate as other holders of Company Common Stock and held as additional restricted shares in the book entry account subject to the same terms and conditions attributable to the original grant until such time as all restrictions have lapsed on the shares of Company Common Stock with respect to which the original dividend was accrued.

      The following table provides information with respect to the 2007 outstanding equity awards at fiscal year-end for the NEOs.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan Awards:
		Number of	Number of				Plan Awards:	Market or
		Securities	Securities				Number of	Payout Value
		Underlying	Underlying				Unearned	of Unearned
		Unexercised	Unexercised				Shares, Units,	Shares, Units,
		Options	Options				or Other	or Other
		(#)	(#)	Option		Stock	Rights That	Rights That
	Option			Exercise	Option	Award	Have Not	Have Not
	Grant			Price	Expiration	Grant	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	Date	(#)	($)
Daniel P. Amos	06/20/00	33,998		23.2344	06/20/10
	01/22/01	756,594		29.3438	01/22/11
	11/13/01	82,100		24.9800	11/13/11
	02/12/02	631,575		25.1250	02/12/12
	08/13/02	287,170		30.5750	08/13/12
	02/11/03	663,692		31.4650	02/11/13
	08/12/03	325,000		31.7050	08/12/13
	02/10/04	221,349		40.4250	02/10/14
	08/10/04	255,882		38.3200	08/10/14
	02/08/05	143,169		38.7500	02/08/15
	08/09/05	289,405		43.6650	08/09/15
	02/14/06	172,723		47.2500	02/14/16
						02/14/06	64,291	4,026,545
	08/08/06	209,527		43.0700	08/08/16
	02/13/07		160,387	47.8400	02/13/17
						02/13/07	63,738	3,991,911
	08/14/07		107,707	52.5900	08/14/17

Kriss Cloninger III	02/08/00	100,000		21.1563	02/08/10
	08/14/01	125,000		26.7850	08/14/11
	11/13/01	57,000		24.9800	11/13/11
	08/13/02	150,000		30.5750	08/13/12
	02/11/03	100,000		31.4650	02/11/13
	08/10/04	100,000		38.3200	08/10/14
	02/08/05	80,000		38.7500	02/08/15
	08/09/05	60,000		43.6650	08/09/15
	02/14/06	80,000		47.2500	02/14/16
						02/14/06	25,000	1,565,750
	08/08/06	50,000		43.0700	08/08/16
	02/13/07		95,000	47.8400	02/13/17
						02/13/07	38,000	2,379,940

	Option Awards					Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan Awards:
		Number of	Number of				Plan Awards:	Market or
		Securities	Securities				Number of	Payout Value
		Underlying	Underlying				Unearned	of Unearned
		Unexercised	Unexercised				Shares, Units,	Shares, Units,
		Options	Options				or Other	or Other
		(#)	(#)	Option		Stock	Rights That	Rights That
	Option			Exercise	Option	Award	Have Not	Have Not
	Grant			Price	Expiration	Grant	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	Date	(#)	($)
Akitoshi Kan	02/08/05	45,000		38.7500	02/08/15
	08/09/05	50,000		43.6650	08/09/15
	02/14/06	50,000		47.2500	02/14/16
						02/14/06	15,000	939,450
	08/08/06	45,000		43.0700	08/08/16
	02/13/07		95,000	47.8400	02/13/17
						02/13/07	15,000	939,450

Ronald E. Kirkland	10/11/04	15,000		39.8000	10/11/14
	02/08/05	15,000		38.7500	02/08/15
	02/14/06		15,000	47.2500	02/14/16
						02/14/06	5,000	313,150
	02/13/07		15,000	47.8400	02/14/17
						02/14/07	5,000	313,150

Paul S. Amos II	02/08/05	40,000		38.7500	02/08/15
	02/14/06		25,000	47.2500	02/14/16
						02/14/06	7,500	469,725
	02/13/07		25,000	47.8400	02/13/17
						02/13/07	7,500	469,725

Option Grant Date	Option Vesting Schedule
02/08/05	100% vesting on the third anniversary of the option for Messrs. Kirkland and Paul Amos
02/14/06	100% vesting on the third anniversary of the option for Messrs. Kirkland and Paul Amos
02/13/07	100% vesting of the first anniversary of the option for Messrs. Daniel Amos, Cloninger, and Kan
100% vesting on the third anniversary of the option for Messrs. Kirkland and Paul Amos
08/14/07	100% vesting of the first anniversary of the option for Mr. Daniel Amos

Stock Award
Grant Date	Stock Award Vesting Schedule
02/14/06 & 02/13/07	Graded vesting on the third anniversary of the award equal to one-half of the PBRS shares vesting on the attainment of 90% of the three-year cumulative target performance goal, with an additional vesting of 5% of the remaining PBRS shares for each additional 1% of the target goal attained.

     The following table provides information with respect to options exercised and stock awards vested during 2007 for each of the NEOs.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Daniel P. Amos	2,021,108	70,767,041	0	0

Kriss Cloninger III	350,000	13,367,577	0	0

Akitoshi Kan	150,000	3,353,950	0	0

Ronald E. Kirkland	0	0	0	0

Paul S. Amos II	0	0	0	0

PENSION BENEFITS

     The Company maintains tax-qualified, noncontributory defined benefit pension plans that cover the NEOs, and it also maintains nonqualified supplemental retirement plans covering the Non-Sales NEOs, as described below. The Company does not credit extra years of service under any of its retirement plans, unless required by employment contracts under certain termination events such as a change in control or termination without cause. Messrs. Daniel Amos, Cloninger, and Kan are eligible to receive immediate retirement benefits. For Mr. Daniel Amos, retirement benefits fall under the provisions of the Retirement Plan for Senior Officers, and for Messrs. Cloninger and Kan, retirement benefits fall under the Supplemental Executive Retirement Plan.

Qualified Defined Benefit Pension Plan

     The Aflac Incorporated Defined Benefit Pension Plan (“Plan”) is a funded tax-qualified retirement program that covers all eligible employees in the U.S. Benefits under the U.S. plan are calculated in accordance with the following formula: l% of average final monthly compensation multiplied by years of credited service (not in excess of 25 years), plus .5% of average final monthly compensation multiplied by the number of years of credited service in excess of 25 years. For purposes of the plan, final average monthly compensation is deemed to be the participant’s highest average compensation during any five consecutive years of service within the 10 consecutive plan years of service immediately preceding retirement. Compensation means salary and non-equity incentive plan compensation. Participants are eligible to receive full retirement benefits upon attaining a retirement age of 65. Participants with 15 years of credited service are eligible to receive reduced retirement benefits upon reaching an early retirement age of 55. A participant may be eligible for full retirement benefits when the participant’s years of credited service plus attained age equals or exceeds 80.

     The benefits payable under the U.S. plan are not subject to adjustment for Social Security benefits or other offsets. The benefits may be paid monthly over the life of the participant (with joint and survivor options available at reduced rates). The maximum retirement benefit was limited, in accordance with IRC Section 415, to $180,000 for 2007. The maximum compensation that may be taken into account in the calculation of retirement benefits was limited, in accordance with IRC Section 401(a)(17), to $225,000 for 2007. These limitation amounts for future years will be indexed for cost-of-living adjustments.

     Benefits under the Japanese plan are based on a point system. Eligible employees accumulate points over their respective service periods based on job grades. At retirement, the total points accumulated are multiplied by a unit price per point of 8,500 yen and then adjusted for years of service with the Company.

Supplemental Executive Retirement Plan

     The Company’s Supplemental Executive Retirement Plan (“SERP”) is an unfunded and unsecured obligation of the Company and is not a tax-qualified plan. The SERP provides retirement benefits to certain officers of the Company in addition to those provided by the qualified Defined Benefit Pension Plan. Mr. Cloninger, Mr. Kan, and Mr. Paul Amos participate in the Company’s SERP. Participation in the SERP is limited to certain key employees of the Company as periodically designated by the Board of Directors. To be eligible for benefits under the SERP, participants generally must be employed with the Company or a subsidiary at age 55. To be eligible to receive benefits under the SERP, participants who began participating in the SERP after August 11, 1992, also must complete at least 15 years of employment with the Company or a subsidiary and participate in the SERP for at least five years.

     The SERP includes a four-tiered benefit formula that provides for a benefit based on average final compensation. The benefit is 40% upon retirement between the ages of 55 and 59, a 50% benefit upon retirement between the ages of 60 and 64, and a 60% benefit upon retirement for ages 65 and over. A reduced 30% benefit is available to participants with at least 15 years of service who terminate employment prior to age 55.

     Benefits are generally payable in the form of an annuity for the life of the participant. The participant may elect to receive reduced benefits during his or her lifetime, and after his or her death, the surviving spouse will receive a benefit equal to 50% of the amount paid to the participant. The benefit formula computes benefits using the average annual compensation for the three consecutive calendar years out of the final 10 consecutive calendar years of employment that yield the highest average. Average final compensation is calculated using “Annual Compensation,” which is defined to include both base salary and non-equity incentive plan compensation for a calendar year. Benefits under this Plan are subject to offset for amounts paid under the qualified Defined Benefit Pension Plan.

Retirement Plan for Senior Officers

     The CEO participates in the Retirement Plan for Senior Officers (“RPSO”). Participants in the RPSO receive full compensation for the first 12 months after retirement. Thereafter, a participant may elect to receive annual lifetime retirement benefits equal to 60% of final compensation, or 54% of such compensation with 50% of such amount to be paid to a surviving spouse for a specified period after death of the participant. Final compensation is deemed to be the higher of either the compensation paid during the last 12 months of active employment with the Company or the highest compensation received in any calendar year of the last three years preceding the date of retirement. Compensation under this plan is defined to be base salary plus non-equity incentive award.

     Generally, no benefits are payable until the participant accumulates 10 years of credited service at age 60, or 20 years of credited service. Reduced benefits may be paid to a participant who retires (other than for disability) before age 65 with less than 20 years credited service. The CEO is currently the only active employee participating in the RPSO, and he has 34 years of credited service, meaning he is fully vested for retirement benefits.

     All benefits under this plan are subject to annual cost-of-living increases as approved by the Compensation Committee. Retired participants and their spouses are also entitled to receive full medical expense benefits for their lifetimes. The benefits payable under the plan are not subject to Social Security or qualified Defined Benefit Pension Plan offsets.

     The following table relates to the foregoing plans and presents information determined as of December 31, 2007.

PENSION BENEFITS
			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)
Daniel P. Amos	Retirement Plan for Senior Officers	34	50,627,497	0

	Aflac Incorporated Defined Benefit Pension Plan	34	794,251	0

Kriss Cloninger III	Supplemental Executive Retirement Plan	16	11,330,400	0

	Aflac Incorporated Defined Benefit Pension Plan	16	331,465	0

Akitoshi Kan	Supplemental Executive Retirement Plan	27	6,003,138	0

	Aflac Incorporated Defined Benefit Pension Plan	27	650,798	0

Ronald E. Kirkland	Aflac Incorporated Defined Benefit Pension Plan	8	152,179	0

Paul S. Amos II	Supplemental Executive Retirement Plan	3	58,662	0

	Aflac Incorporated Defined Benefit Pension Plan	3	21,948	0
____________________

(1)	Assumed retirement age for all calculations was the earliest retirement age for unreduced benefits. Assumptions used to calculate pension benefits are more fully described in note 12, "Benefit Plans,” in the Notes to the Consolidated Financial Statements in the Company's Annual Report to Shareholders for the year ended December 31, 2007.

NONQUALIFIED DEFERRED COMPENSATION

     The following 2007 Nonqualified Deferred Compensation table shows for 2007 the executive and Company contributions to, and earnings and account balances under, the Aflac Incorporated Executive Deferred Compensation Plan (the “EDCP”), an unfunded, unsecured deferred compensation plan, with respect to the NEOs.

2007 NONQUALIFIED DEFERRED COMPENSATION
	Executive	Registrant		Aggregate	Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Balance at
	Last Fiscal Year	Last Fiscal Year	in Last Fiscal Year	Distributions	Last Fiscal
Name	($)(1)	($)(1)	($)(2)	($)	Year-end ($)(3)
Daniel P. Amos	218,830	0	98,090	0	1,086,929
Kriss Cloninger III	0	0	0	0	0
Akitoshi Kan	0	0	0	0	0
Ronald E. Kirkland	482,941	293,696	10,568	0	1,450,884
Paul S. Amos II	0	0	0	0	0
____________________

(1)	The $218,830 deferred for Mr. Amos and the registrant contribution of $293,636 deferred for Mr. Kirkland have been included in the Summary Compensation Table for the current year. The $482,941 deferred for Mr. Kirkland was included in the 2006 Summary Compensation Table. All amounts deferred are net of appropriate taxes.

(2)	The Company does not pay or credit above market earnings on amounts deferred by executives.

(3)	Of these balances, the following amounts were reported in the Summary Compensation Tables in prior year proxy statements: Mr. Amos, $616,752; Mr. Kirkland, $1,072,751.

     The EDCP allows certain officers, including the NEOs (the “Participants”), to defer up to 100% of their base salaries and up to 100% of their annual non-equity incentive awards. The Company may make discretionary matching or other discretionary contributions in such amounts, if any, that the Compensation Committee may determine from year to year. The EDCP also allows Participants to elect to defer restricted stock awarded under a Company restricted stock program and stock options that are “grandfathered” under Internal Revenue Code Section 409A, as discussed below. Matching or other discretionary contributions and restricted stock deferrals may be subject to vesting conditions.

     The EDCP is subject to the requirements of Section 409A of the Internal Revenue Code. The Company intends to amend the EDCP document to conform to Section 409A’s requirements on or before the deadline for adopting such amendments. In the interim, the EDCP is administered in good faith compliance with the requirements of Section 409A. Deferred amounts earned and vested prior to 2005 (“grandfathered” amounts) under the EDCP are not subject to Section 409A’s requirements and continue to be governed generally under the terms of the EDCP and the tax laws in effect before January 1, 2005, as applicable.

     In addition to amounts that the NEOs elected to defer and amounts of discretionary contributions the Company credited to the NEOs accounts, the amounts in the Aggregate Balance column include investment earnings (and losses) determined under the phantom investments described below. Account balances may be invested in phantom investments selected by Participants from an array of investment options that substantially mirror the funds available under the Aflac Incorporated 401(k) Plan. The array of available investment options changes from time to time. As of December 31, 2007, Participants could choose from among several different investment options, including domestic and international equity, income, short-term investment, blended and Company stock funds. Participants can change their investment selections daily (unless prohibited by the fund or trading restrictions on Company stock) by contacting the EDCP’s third-party recordkeeper in the same manner that applies to participants in the 401(k) Plan.

     Each fiscal year, when Participants elect to defer compensation under the EDCP, they also may elect the timing and form of their future distributions attributable to those deferrals, with a separate election permitted for each type deferral (i.e., salary, non-equity incentive award, stock option, or restricted stock award deferral). Under this process, each NEO may elect for distributions attributable to deferrals to either be made or begin in a specific year (whether or not employment has then ended) or at a time that begins six months after the NEO’s termination of employment. Each NEO may elect for any distribution to be made in a lump sum or in up to 10 annual installments. Distributions attributable to discretionary contributions are made in the form and at the time specified by the Company.

     An NEO may delay the timing and form of his or her distributions attributable to his or her deferrals as long as the change is made at least 12 months before the initial distribution date. With respect to non-grandfathered amounts, new elections must satisfy the requirements of Section 409A. In general, Section 409A requires that distributions may not be accelerated (other than for hardships) and any delayed distribution may not begin earlier than five years after the initial distribution date.

     Deferral amounts for which no distribution elections have been made are distributed in a lump sum six months after an NEO separates from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     Pursuant to the employment agreement between the Company and Mr. Daniel Amos (the “Executive”), the Company remains obligated to continue compensation and benefits to the Executive for the scheduled term of the agreement if the employment of the Executive is terminated by the Company without “good cause.” If the Executive’s employment is terminated by the Company for “good cause,” or by the Executive without “good reason,” the Company is generally obligated to pay compensation and benefits only to the date of termination (except that the Executive is entitled to benefits under the RPSO if the termination is not for “good cause”). “Good cause” generally means (i) the willful failure by the Executive to substantially perform his management duties for more than 60 days, (ii) intentional conduct by the Executive causing substantial injury to the Company, or (iii) the conviction or plea of guilty by the Executive of a felony crime involving moral turpitude. “Good reason” is defined to include a breach of the agreement, a diminution or change in the Executive’s title, duties, or authority, or a relocation of the Company’s principal offices. Upon voluntary termination without “good reason” or termination by the Company for “good cause,” the Executive is prohibited for a two-year period from directly or indirectly competing with the Company.

     The agreement provides that compensation and benefits continue for certain specified periods in the event that the Executive becomes totally disabled. Upon the death of the Executive, his estate is to be paid an amount, payable over a three-year period, equal to the Executive’s base salary and any non-equity incentive award actually paid during the last three years of his life.

     Upon a “change in control” of the Company, the employment agreement is extended for an additional three-year period. If, following a change in control, the Executive’s employment with the Company is terminated by the Company without “good cause,” or by the Executive for “good reason,” the Company must pay to the Executive, among other payments but in lieu of any further salary payments subsequent to the date of termination, a lump-sum severance payment equal to three times the sum of the Executive’s base salary and non-equity incentive award under the MIP (as paid during periods specified in the agreement).

     A “change in control” is generally deemed to occur when (i) a person or group acquires beneficial ownership of 30% or more of the Common Stock; (ii) during any period of two consecutive years, individuals who constitute the Board at the beginning of such period, and cease for any reason to constitute a majority of the Board; or (iii) the shareholders approve a liquidation or sale of substantially all of the assets of the Company or certain merger and consolidation transactions.

     Mr. Kriss Cloninger III, President and CFO of the Company, Mr. Akitoshi Kan, Chairman of Aflac Japan and Aflac International, and Mr. Paul S. Amos II, President of Aflac and COO of Aflac U.S., also have employment agreements with the Company that contain provisions relating to termination, disability, death, and changes in control of the Company substantially similar to such provisions in Mr. Daniel Amos’ employment agreement, as described above.

     Under the employment agreements of Messrs. Cloninger, Kan, and Paul Amos, each is a participant in the SERP but not the RPSO. Under the SERP, as amended, in the event that a participant’s employment with the Company is terminated within two years of a “change in control” of the Company other than for death, disability or cause, or a participant terminates his employment during such period for “good reason,” the participant becomes 100% vested in his retirement benefits and is entitled to receive a lump-sum amount equal to the actuarial equivalent of the annual retirement benefit to which he would have been entitled had he remained in the employ of the Company until (i) age 55 (in the case of a participant who is not yet 55); (ii) age 60 (in the case of a participant who is at least 55, but not yet 60); or (iii) age 65 (in the case of a participant who is at least 60, but not yet 65), as the case may be. A “change in control” shall generally occur under the same circumstances described as a “change in control” in Mr. Daniel Amos’ employment agreement. “Cause” for this purpose generally means (i) the participant’s willful failure to substantially perform his duties with the Company (other than that resulting from illness or after a participant gives notice of termination of employment for “good reason”) after a written demand for substantial performance is delivered to the participant by the Board or (ii) the willful engaging by the participant in conduct materially injurious to the Company. “Good reason” is defined for this purpose to include various adverse changes in employment status, duties, and/or compensation and benefits following a “change in control.” Benefits may be reduced to the extent that they are not deductible by the Company for income tax purposes.

     The table below reflects the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment. The amounts shown assume in all cases that the termination was effective on December 31, 2007, and therefore includes amounts earned through such time and includes estimates of the amounts which would be paid to the NEOs upon their termination. Due to the number of factors that affect the nature and amount of any benefits under the various termination scenarios, actual amounts paid or distributed may be different. Messrs. Daniel Amos, Cloninger, and Kan are the only NEOs who are eligible to receive immediate retirement benefits. See “Pension Benefits” and “Nonqualified Deferred Compensation” above for more information about these benefits.

     The provision for potential payments upon termination, retirement, death, disability, and change in control in the NEOs’ employment contracts are generally similar with the exception of Mr. Kirkland, who does not have an employment agreement with the Company. The agreements impose various non-competition and other requirements upon termination of employment. As noted in the table that follows, the benefits provided and requirements imposed vary with the circumstances under which the termination occurs.

2007 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
		Before Change in Control
		Company
		Termination		Voluntary
		without "Good	Company	Termination				Change in
		Cause" or by	Termination	without "Good	Voluntary			Control termination
		employee for	for "Good	Reason" and no	Termination with			without "Good Cause"
		"Good Reason"	Cause"	competition	competition			or for "Good Reason"
Name	Benefit	($)(1)	($)(2)	($)(3)	($)(4)	Death ($)(5)	Disability ($)(6)	($)(7)
Daniel P. Amos	Salary	3,330,433	0	0	0	3,768,905	1,933,800	0
	Non-equity Incentive
	Award (11)	10,080,042	2,813,035	2,813,035	0	10,374,236	7,032,588	2,813,035
	Severance	0	0	0	0	0	0	12,306,705
	Retirement (8)	(9)	794,251	(9)	(9)	26,095,359	(9)	(9)
	EDCP	(10)	(10)	(10)	(10)	(10)	(10)	(10)
	Health & Welfare Benefits
	(12)	311,000	0	314,000	314,000	314,000	317,000	317,000
	Stock Options & Awards
	(13)	11,471,958	0	0	0	11,471,958	11,471,958	11,471,958
	Life Insurance	0	0	0	0	500,000	0	0
	Totals (14)	76,907,860	4,694,215	54,841,461	52,028,426	53,611,387	72,469,772	78,623,124

Kriss Cloninger III	Salary	1,824,746	0	0	0	2,389,108	1,239,450	0
	Non-equity Incentive
	Award (11)	4,639,330	1,446,025	1,446,025	0	5,257,322	3,615,063	1,446,025
	Severance	0	0	0	0	0	0	6,816,975
	Retirement (8)	(9)	331,465	(9)	(9)	6,542,174	(9)	(9)
	Health & Welfare Benefits
	(12)	52,000	0	48,000	48,000	0	51,000	51,000
	Stock Options & Awards
	(13)	5,350,740	0	0	0	5,350,740	5,350,740	5,350,740
	Life Insurance	0	0	0	0	500,000	0	0
	Totals (14)	23,528,681	1,777,490	13,155,890	11,709,865	20,039,344	21,918,118	25,326,605

		Before Change in Control
		Company
		Termination		Voluntary
		without "Good	Company	Termination				Change in
		Cause" or by	Termination	without "Good	Voluntary			Control termination
		employee for	for "Good	Reason" and no	Termination with			without "Good Cause"
		"Good Reason"	Cause"	competition	competition			or for "Good Reason"
Name	Benefit	($)(1)	($)(2)	($)(3)	($)(4)	Death ($)(5)	Disability ($)(6)	($)(7)
Akitoshi Kan	Salary	1,237,500	0	0	0	1,575,000	825,000	0
	Non-equity Incentive
	Award (11)	2,559,160	797,280	797,280	0	2,968,410	1,993,200	797,280
	Severance	0	0	0	0	0	0	4,041,840
	Retirement (8)	(9)	650,798	(9)	(9)	3,365,442	(9)	(9)
	Health & Welfare Benefits
	(12)	45,000	0	41,000	41,000	0	45,000	45,000
	Stock Options & Awards
	(13)	3,283,950	0	0	0	3,283,950	3,283,950	3,283,950
	Life Insurance	0	0	0	0	500,000	0	0
	Totals (14)	13,811,546	1,448,078	7,492,216	6,694,936	14,981,296	12,801,086	14,822,006

Ronald E. Kirkland	Salary	0	0	0	0	0	288,000	0
	Non-equity Incentive
	Award (11)	580,207	580,207	580,207	0	580,207	580,207	580,207
	Retirement (8)	(9)	(9)	(9)	(9)	73,289	(9)	(9)
	EDCP	(10)	(10)	(10)	(10)	(10)	(10)	(10)
	Health & Welfare Benefits
	(12)	0	0	0	0	0	0	0
	Stock Options & Awards
	(13)	0	0	0	0	1,437,050	1,437,050	0
	Life Insurance	0	0	0	0	500,000	0	0
	Totals (14)	2,183,270	2,183,270	2,183,270	1,603,063	4,041,430	3,908,320	2,183,270

Paul S. Amos II	Salary	805,100	0	0	0	1,117,550	603,825	0
	Non-equity Incentive
	Award (11)	1,734,138	533,581	533,581	0	1,856,850	1,333,953	533,581
	Severance	0	0	0	0	0	0	2,808,393
	Retirement (8)	0	0	0	0	0	21,948	(9)
	Health & Welfare Benefits
	(12)	20,000	0	0	0	0	17,000	31,000
	Stock Options & Awards
	(13)	2,648,900	0	0	0	2,648,900	2,648,900	2,648,900
	Life Insurance	0	0	0	0	500,000	0	0
	Totals (14)	5,208,138	533,581	533,581	0	6,123,300	4,625,626	6,102,484

____________________

(1)	Salary and non-equity incentive award would be paid semi-monthly and all health and welfare benefits would continue for the remainder of the contract term.

(2)	Termination for good cause eliminates the salary and non-equity incentive award obligation for the remainder of the contract period and the executive forfeits his participation in any supplemental retirement plan.

(3)	Voluntary termination by the executive without good reason eliminates the salary and non-equity incentive award obligation for the remainder of the contract term.

(4)	If the executive leaves the Company to go into direct competition, he will eliminate the right to any further salary and non-equity incentive award obligation on the part of the Company.

(5)	Upon death, the executive’s estate is entitled to receive terminal pay (paid in equal installments over 36 months) equal to the amount of the executive’s base pay and non-equity incentive award for the previous 36 months of his life. Additionally, retirement benefits in this column reflect the present value of the accumulated benefit obligation for a surviving spouse annuity.

(6)	Any actual Company paid disability benefits would be offset by the maximum annual amount allowed ($96,000) under the Company sponsored disability income plan for all executives except for Mr. Kirkland.

(7)	Termination after a change in control entitles the executive to a lump-sum severance payment of three times the sum of: (i) the executive’s annual base salary in effect immediately prior to the change in control, and (ii) the highest non-equity incentive award paid in the year preceding the termination date or the year preceding the change in control.

(8)	Retirement benefits expressed in dollars and disclosed in certain columns of this table relate to termination events where the executive would receive a benefit different from that disclosed in the Pension Benefits table. Generally, the termination events resulting in a payment in lieu of the amount disclosed in the Pension Benefits table are termination for “good cause” and death, except for Paul Amos who has less than the required years of credited service to qualify for certain pension benefits.

(9)	See the Pension Benefits table in this Proxy Statement for the present value of the accumulated benefit obligation for the applicable executive.

(10)	See the Nonqualified Deferred Compensation section in this Proxy Statement, including the table that details deferred compensation balances for the executives.

(11)	The non-equity incentive award amounts on this line include in all instances, except for termination with competition, the 2007 earned non-equity incentive award that was not paid until February 2008.

(12)	Represents the estimated lump sum present value of all premiums that would be paid for applicable health and welfare plan benefits.

(13)	Represents the estimated value of accelerated vesting of stock options and awards. The value for stock options and awards was determined as follows: for stock options, the difference between the exercise price and the closing price on the NYSE on the last business day of the year multiplied by the number of unvested option shares; for stock awards, the number of unvested stock awards multiplied by the same closing price used for options.

(14)	Totals were calculated to present a full walk-away value and include salary, non-equity incentive award, severance where applicable, the present value of the NEOs accumulated benefit under all retirement plans as presented above in the Pension Benefits table or as a surviving spouse benefit in the death column, the value of nonqualified deferred compensation as presented in the 2007 Nonqualified Deferred Compensation table, the present value of any health and welfare benefits, the value of long-term equity incentives that would accelerate vesting and life insurance proceeds upon death.

DIRECTOR COMPENSATION

     Directors who also serve as officers of the Company or its subsidiaries are not entitled to compensation as Board members. All other Directors of the Company (“Non-employee Directors”) receive $40,000 annually for service as such. A Non-employee Director serving on one or more committees of the Board receives an additional $7,200 annually for that service. A Non-employee Director serving on the Audit Committee receives an additional $7,200 annually for that service. Each Non-employee Director also receives $2,000 for attendance at each meeting of the Board of Directors. In addition, the chairmen of the Compensation Committee, Audit Committee, and Corporate Governance Committee receive additional annual fees of $10,000, $12,000, and $7,500, respectively.

     When a Non-employee Director first joins the Board of Directors, he or she is granted an award of nonqualified stock options, stock appreciation rights, restricted stock, or a combination thereof with a value as determined by the Board of Directors, not in excess of the value of a nonqualified stock option covering an aggregate of 10,000 shares of Common Stock. In the following calendar year, and for each year thereafter, each Non-employee Director may, at the discretion of the Board, receive nonqualified stock options, stock appreciation rights, restricted stock, or a combination thereof with a value not in excess of the value of a nonqualified stock option covering an aggregate of up to 5,000 shares of Common Stock. If the Board grants stock options, it may permit Non-employee Directors to elect to receive restricted stock in lieu thereof. In 2007, all Non-employee Directors received nonqualified stock options covering 4,000 shares of Common Stock, except for three Non-employee Directors who elected to receive all or a portion of such stock option grant in the form of restricted stock. The exercise price for the stock options is the closing market price of the Common Stock on the date of grant. Options granted to each Non-employee Director become exercisable under the terms and conditions as determined by the Board of Directors at the date of grant. Grants of options made to Non-employee Directors in 2007 become exercisable in equal installments on each of the next four anniversaries of the date of the option, and restricted stock awards issued in 2007 become vested on the fourth anniversary of the date of the award, in each case if the Non-employee Director continues to be a Director through such date. However, upon cessation of service by reason of retirement, a Non-employee Director becomes immediately vested in all outstanding stock options and awards that have not yet expired, as long as the Non-employee Director has completed at least one full year of vesting.

     Non-employee Directors, with the exception of those who are or within one year will become retirement eligible, may elect to have all or a portion of their Board annual retainer and/or meeting fees paid in the form of immediately vested nonqualified stock options, restricted stock that vests upon four years of continued service, or a combination thereof as determined by the Board of Directors. In 2007, none of the Non-employee Directors made such an election.

The following table identifies each item of compensation paid to Non-employee Directors for 2007.

2007 DIRECTOR COMPENSATION
				Change in Pension
				Value and
				Nonqualified
				Deferred
	Fees Earned or			Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Earnings	Compensation	Total
Name(1)	$	($)(2)	($)(3)	($)(4)	($)(5)	$
Yoshiro Aoki	39,467	0	56,568	0	1,714	97,749
Michael H. Armacost	59,200	0	55,840	1,289	3,107	119,436
Joe Frank Harris	59,200	0	55,840	0	749	115,789
Elizabeth J. Hudson	59,200	0	55,840	0	749	115,789
Douglas W. Johnson	66,400	0	60,821	0	3,451	130,672
Robert B. Johnson	69,200	22,739	27,920	0	3,972	123,831
Charles B. Knapp	66,400	0	55,840	0	749	122,989
Barbara K. Rimer, Dr. PH	59,200	0	55,840	9,301	749	125,090
Marvin R. Schuster	73,900	0	55,840	20,166	3,479	153,385
David Gary Thompson	59,200	0	57,769	0	3,734	120,703
Robert L. Wright	78,400	5,294	43,674	17,122	3,441	147,931
John Shelby Amos II	59,200	0	55,840	0	3,586,010	3,701,050
Kenneth S. Janke Sr.	59,200	45,468	0	0	931	105,599
E. Stephen Purdom	59,200	0	55,840	24,426	83,524	222,990
____________________

(1)	Daniel P. Amos, Chairman and CEO; Paul S. Amos II, President, Aflac and COO, Aflac U.S.; and Kriss Cloninger III, President, CFO, and Treasurer, are not included in the table, as they are employees of the Company and thus do not receive compensation for their services as Directors. The compensation received by Messrs. Daniel Amos, Paul Amos, and Cloninger as employees of the Company is shown in the Summary Compensation Table.

(2)	This column represents the dollar amount recognized in accordance with SFAS No. 123(R) for financial statement purposes with respect to the 2007 fiscal year for the fair value of restricted stock granted in 2007 as well as prior fiscal years. The fair values of the awards granted on August 14, 2007, were calculated using the closing stock price on August 14, 2007, of $52.59. Each Non-employee Director may elect, in the year prior to the grant, to convert all or a portion of any annual stock option grant to restricted stock based upon a conversion formula approved by the Board of Directors. The following Non-employee Directors have outstanding stock awards that will each vest upon the fourth anniversary of the awards: Mr. Kenneth Janke, Sr., 4,871; Mr. Robert B. Johnson, 2,436; and Mr. Robert L. Wright, 1,058.

(3)	This column represents the dollar amount recognized for financial statement purposes for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123(R) and thus includes amounts from options granted in and prior to 2007. Assumptions used to calculate SFAS No. 123(R) are more fully described in Note 10 "Share-Based Transactions" in the Notes to the Capital Consolidated Financial Statements in the Company's Annual Report to Shareholders for the year ended December 31, 2007. The fair value of the options granted to Non-employee Directors as of August 14, 2007, at an option price of $52.59 and with vesting of 25% per year on each of the four anniversaries of the option grant, was estimated in accordance with SFAS No. 123(R) using the multiple option approach of the Black-Scholes-Merton option pricing model. The fair value per option for each of the option’s four vesting periods was $14.19 for the options vesting on August 14, 2008; $15.55 for the options vesting on August 14, 2009; $16.75 for the options vesting on August 14, 2010; and $17.83 for the options vesting on August 14, 2011. The fair value per option was based on an assumption of four years of expected life from each of the four vesting dates, expected volatility of 25%, expected dividend yield of 1.3% and a risk free interest rate of 4.7%. As of December 31, 2007, each Non- employee Director had the following number of stock options outstanding: Yoshiro Aoki, 10,000; Michael H. Armacost, 26,000; Joe Frank Harris, 26,000; Elizabeth J. Hudson, 26,000; Douglas W. Johnson, 26,000; Robert B. Johnson, 28,000; Charles B. Knapp, 26,000; Barbara K. Rimer, Dr. PH, 26,000; Marvin R. Schuster, 46,000; David Gary Thompson, 18,000; Robert L. Wright, 42,000; John Shelby Amos II, 26,000; Kenneth S. Janke Sr., 10,000; E. Stephen Purdom, 26,000.

(4)	The Company maintains a retirement plan for Non-employee Directors who have attained age 55 and completed at least five years of service as a Non-employee Director. Effective 2002, newly elected Non-employee Directors are not eligible for participation in this plan. The annual benefit paid to a Non-employee Director upon retirement (or to his or her spouse in the event of death prior to completion of payments under the plan) is equal to the Non-employee Director's compensation for the 12 months preceding retirement, including retainer and regular Board member fees, but excluding committee fees, paid for a period of time equal to the number of completed years served. The Non-employee Directors do not participate in any nonqualified deferred compensation plans. The aggregate change in the actuarial present value of the accumulated benefit obligation for John Shelby Amos II, Joe Frank Harris, Elizabeth J. Hudson, Kenneth S. Janke, Sr., and Charles B. Knapp was a decrease of $16,888, $9,818, $2,737, $15,631, and $3,895, respectively. Yoshiro Aoki, Douglas W. Johnson, Robert B. Johnson and David Gary Thompson do not participate in the plan.

(5)	Included in All Other Compensation for John Shelby Amos II, who presently serves as the State Sales Coordinator-Alabama/West Florida, is $3,569,428 in renewal and first-year sales commissions before expenses. The compensation arrangement with John Shelby Amos II was no more favorable when contracted than those of other State Sales Coordinators. Additionally, included in All Other Compensation is $80,000 paid to E. Stephen Purdom for consulting services provided to Aflac Japan.

RELATED PERSON TRANSACTIONS

     The Company recognizes that transactions between the Company and any of its Directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, consistent with the Company’s Code of Business Conduct and Ethics, as a general matter, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be, or may not be, inconsistent with the best interests of the Company and its shareholders. Therefore, the Company has adopted a formal policy which requires the Company’s Audit Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the Audit Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the Company’s Directors or executives had, has or will have a direct or indirect material interest. After its review the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith.

     Each of the following ongoing transactions, which commenced prior to the adoption of the formal policy, has been reviewed and ratified by the Audit Committee:

     In 2007, Aflac paid $145,844 to a corporation of which Maria Theresa Land, the sister of John Shelby Amos II, is the sole shareholder. This amount was earned as renewal commissions before expenses by W. Donald Land, the deceased husband of Maria Theresa Land. W. Donald Land served as State Sales Coordinator-Florida with Aflac from 1975 until May 1990. In 2007, Aflac paid $376,834 to Michael S. Kirkland, the son of Ronald E. Kirkland. Michael Kirkland serves as a State Sales Coordinator-Texas East. This amount was earned as renewal and first-year commissions before expenses. State Sales Coordinators are not salaried employees but are independent contractors compensated on a commission basis and are required to pay their own expenses, including travel, office expenses, incentives for District and Regional Sales Coordinators and Associates in their states, and recruiting and training costs. The compensation arrangement with W. Donald Land and Michael Kirkland was no more favorable when contracted than those of other State Sales Coordinators.

     In 2007, Aflac paid $291,459 to John William Amos, the son of John Shelby Amos II. This amount was earned as renewal and first-year commissions before expenses. John William Amos serves as a Regional Sales Coordinator-Alabama/West Florida. In 2007, $286,523 was paid by Aflac to Joe Frank Harris Jr., the son of Joe Frank Harris. This amount was earned as renewal and first-year commissions before expenses. Joe Frank Harris Jr. serves as a Regional Sales Coordinator-Georgia/Northwest. Regional

Sales Coordinators are not salaried employees but are independent contractors compensated on a commission basis and are required to pay their own expenses. The compensation arrangement with John William Amos and Joe Frank Harris Jr. is no more favorable than with other Regional Sales Coordinators.

     For services rendered in 2007, the Company paid $468,888 in salary and non-equity incentive award to Kenneth S. Janke Jr., the son of Kenneth S. Janke Sr. Mr. Janke Jr. serves as Senior Vice President, Investor Relations. In addition, he received such employee benefits and other compensation (including equity awards) as were generally made available to senior management of the Company. For services rendered in 2007, Aflac paid $145,134 in salary and non-equity incentive award to Jonathan S. Kirkland, the son of Ronald E. Kirkland. Mr. Jonathan Kirkland serves Aflac as Sales Strategy Consultant. For services rendered in 2007, Aflac paid $134,127 in salary and non-equity incentive award to J. Matthew Loudermilk, the son of Joey M. Loudermilk the Executive Vice President, General Counsel and Corporate Secretary of the Company. Mr. J. Matthew Loudermilk serves as Second Vice President, Associate Counsel, of Aflac and Assistant Corporate Secretary of the Company and Aflac. In addition, they received such employee benefits and other compensation (including equity awards) pursuant to the Company’s equity award and benefit programs. All of these employees also participated in all fringe benefit programs generally available to employees and their compensation is commensurate with that of their peers.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information with respect to compensation plans under which our equity securities are authorized for issuance to our employees or Non-employee Directors, as of December 31, 2007.

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under Equity
	Be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by
Shareholders	16,576,738	$34.46	22,631,973*
Equity Compensation Plans Not Approved by
Shareholders	-0-	-0-	-0-
Total	16,576,738	$34.46	22,631,973

*Of the shares listed in column (c), 11,026,017 shares are available for grant other than in the form of options, warrants, or rights (i.e., in the form of restricted stock or restricted stock units).

AUDIT COMMITTEE REPORT

     The Audit Committee of the Company’s Board of Directors is composed of four directors, each of whom, the Board has determined, is independent as defined by the NYSE listing standards and SEC rules, and is financially literate. The Board has determined that at least one member of the Audit Committee is an audit committee financial expert as defined by the SEC rules. Mr. Douglas W. Johnson, with 30 years as an auditor with Ernst & Young, 20 of those years as a partner, working primarily with the insurance industry segment, is the audit committee financial expert. The Audit Committee operates under a written charter adopted by the Board of Directors.

     Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in conformity with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee has general oversight responsibility to monitor and oversee these processes on behalf of the Board of Directors.

     In connection with these responsibilities, the Audit Committee has met with management and the independent registered public accounting firm to review and discuss the Company’s audited consolidated financial statements for the year ended December 31, 2007. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and the NYSE. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm its independence. The Audit Committee has reviewed this report and such firm’s work throughout the year in order to evaluate the independent registered public accounting firm’s qualifications, performance, and independence.

     Additionally, the Audit Committee has monitored the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding the reporting related to internal control over financial reporting. This monitoring process has included regular reports and representations by financial management of the Company, the internal auditors, and by KPMG LLP, the independent registered public accounting firm. The Audit Committee has also reviewed the certifications of Company executive officers contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC, as well as reports issued by KPMG LLP, included in the Company’s Annual Report on Form 10-K related to its audit of: (i) the consolidated financial statements, and (ii) the effectiveness of internal control over financial reporting.

     Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, as set forth above, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

Audit Committee

Robert L. Wright, Chairman
Douglas W. Johnson (financial expert)
Charles B. Knapp
Marvin R. Schuster

2. AMENDMENT TO ARTICLE IV OF THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Description of the Proposed Amendment

     The proposed amendment to Article IV of the Articles of Incorporation being submitted for shareholder approval would increase the number of shares of Common Stock which the Company is authorized to issue from one billion (1,000,000,000) to one billion nine hundred million (1,900,000,000). The full text of the proposed amendment is attached to this Proxy Statement as Appendix A and should be read carefully.

Purposes and Effects of Increasing the Number
of Authorized Shares of Common Stock

     As of February 27, 2008, there were 474,813,182 shares of Common Stock outstanding; 184,305,312 shares of Common Stock held in Treasury; 38,430,268 shares of Common Stock reserved for issuance pursuant to the 1997 Stock Option Plan and the Long-Term Incentive Plan; and 302,451,238 shares of Common Stock authorized, unissued and unreserved. The additional 900,000,000 shares of Common Stock to be authorized if this amendment is approved would increase the number of authorized, unissued and unreserved shares to 1,202,451,238. The additional shares would be a part of the existing class of Common Stock, and if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. See “Description of Voting Rights.”

     The Board of Directors believes that it is desirable to have the additional authorized shares of Common Stock available for possible future financing and acquisition transactions, stock dividends or splits and other general corporate purposes. However, at the date of this Proxy Statement, the Company has no agreements, commitments or plans with respect to the sale or issuance of any of the additional shares of Common Stock as to which authorization is sought.

     The additional shares of Common Stock would be available for issuance without further action by the shareholders and without the accompanying delay and expense involved in calling a special meeting of shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company’s securities may be listed. The NYSE, on which the issued shares of the Company’s Common Stock are presently listed, generally requires shareholder approval as a prerequisite to listing shares when the present or potential issuance of shares could result in an increase in the number of shares of Common Stock outstanding by at least 20%. Failure to comply with the NYSE requirements could result in the delisting of the Company’s Common Stock. The Company is also listed on the Tokyo Stock Exchange, which has similar rules.

     It should be noted that the issuance of additional shares of Common Stock could be disadvantageous to existing shareholders since such issuance might serve to dilute their percentage interest in the Company. Holders of Common Stock do not have pre-emptive rights to purchase any additional shares of Common Stock that may be issued.

Vote Required

     The affirmative vote of the holders of a majority of the outstanding voting rights of Common Stock entitled to vote at the Annual Meeting of the Shareholders is required to approve the proposed amendment (see “Description of Voting Rights”).

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A
VOTE “FOR” THE INCREASE OF AUTHORIZED
SHARES OF COMMON STOCK.

3. PROPOSAL TO ADOPT AN AMENDED AND RESTATED
MANAGEMENT INCENTIVE PLAN

     The Company presently has in effect a Management Incentive Plan (“MIP”) that, absent extension, will expire at the end of this 2008 fiscal year (although payments with respect to all awards previously granted thereunder would still be paid out in accordance with their terms). The MIP was initially approved by the Board of Directors in 1985, and amended and restated in 1994, 1999 and, most recently, effective beginning 2004.

     In order to continue and to enhance the effectiveness of the MIP, the Board of Directors, in accordance with the recommendation of its Compensation Committee, has amended and restated the MIP (as amended and restated, the “2009 Management Incentive Plan,” hereinafter referred to as the “2009 MIP”), subject to approval by shareholders at the annual meeting. The Board of Directors’ principal purpose in adopting these amendments is to extend the term of the MIP beyond the end of the current fiscal year and not to enhance or otherwise modify the available benefits, although the cap on annual benefits for employees subject to the deduction limits of Section 162(m) of the Code is being changed to $6 million from the lesser of $4 million or three times annual salary.

     In particular, the amendments to the MIP (i) extend its term through the end of the 2013 fiscal year (provided that payments with respect to all awards granted thereunder before that time will be paid out in accordance with their terms), (ii) to change the cap on annual benefits for certain executive employees, and (iii) make certain other nonmaterial technical changes.

     The 2009 MIP is designed to ensure that any compensation that may be payable under the 2009 MIP will qualify as performance-based compensation within the meaning of Section 162(m) of the Code, and therefore is fully deductible by the Company for federal income tax purposes. Section 162(m) of the Code generally denies deductions by an employer for compensation in excess of $1 million per year that is paid to “covered employees” (i.e., the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer, at the end of the fiscal year). However, performance-based compensation is excluded from this deduction limit, provided that (among other requirements): (1) the material terms pursuant to which the compensation is to be paid, including the employees eligible to receive the compensation, a description of the business criteria on which the performance goals are based and the maximum amount of compensation that could be paid to any covered employee, are disclosed to and approved by the shareholders in a separate vote prior to the payment, and (2) prior to payment, a committee consisting of two or more “outside directors” within the meaning of Section 162(m) of the Code (i.e., the Compensation Committee of the Board of Directors) certifies that the performance goals and any other material terms have been satisfied. In light of these requirements, the 2009 MIP is being submitted to the shareholders for approval at the 2008 Annual Meeting.

     If the shareholders approve the 2009 MIP, it will take effect for performance awards, if any, payable with respect to fiscal years of the Company commencing on or after January 1, 2009. If the required shareholder approval is not obtained, the 2009 MIP will be null and void.

DESCRIPTION OF PLAN

     The description of the 2009 MIP summarized below is qualified, in its entirety, by reference to the text of the 2009 MIP as set forth in Appendix B.

     The purposes of the 2009 MIP are to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; to directly tie a portion of participant compensation to the performance of the Company; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievement. To this end, the 2009 MIP provides for the granting of performance awards to employees of the Company and its subsidiaries (including employees who are also executive officers and Directors) who possess a capacity for contributing in substantial measure to the successful performance of the Company.

     The 2009 MIP will be administered by the Compensation Committee of the Board of Directors, which is composed entirely of directors who are not employees of the Company and who are also “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee will (1) select the employees who participate in the 2009 MIP, (2) grant all awards under the 2009 MIP, (3) determine the terms and conditions, including the performance goals, of such awards (which need not be identical), (4) certify whether the performance goals have been attained, (5) make adjustments in the performance goals in recognition of unusual or non-recurring events that affect the Company or the financial statements of the Company, or in response to certain changes in applicable laws, regulations or accounting principles, (6) construe and interpret the 2009 MIP and awards thereunder, (7) make rules and regulations in connection with the administration and operation of the 2009 MIP, and (8) make all other determinations necessary or desirable in administering the 2009 MIP.

     The Compensation Committee, in its sole discretion, will determine which employees will be eligible to receive awards under the 2009 MIP and what the terms of those awards will be. Because no determination has yet been made concerning which individuals will receive awards (if any) or what their terms will be, the benefits to be provided under the 2009 MIP cannot be determined at this time.

     For each fiscal year commencing with 2009, the Compensation Committee will establish the performance goals that must be met during the fiscal year as a condition of receipt of awards under the 2009 MIP. Performance goals may include any or all of the following: (1) attainment of an amount of “consolidated net earnings” (as defined below), (2) attainment of a percentage of “return on equity” (as defined below), (3) attainment of amounts of “operating earnings per diluted share” (as defined below), excluding all or a portion of the effects of translating foreign currency of business segments to U.S. dollars for financial reporting purposes; (4) increases in the market price of Company Common Stock or levels of total return to shareholders; and (5) attainment of goals established based on the financial performance of the Company or the Company together with its subsidiaries or individual subsidiaries or business segments of the Company relating to increases in premium income, investment income, total revenues, operating expenses, pretax operating earnings, premiums in force, number of policies in force, total new annualized premium sales and policy conversions (i.e., issuance of current policy contracts to existing policyholders in exchange for surrender of policies issued in prior years). With respect to participants who are not executive officers of the Company, performance goals may also include personal performance goals. Performance goals for executive officers will not include personal goals.

     For purposes of the 2009 MIP: (1) “consolidated net earnings” means the net earnings of the Company for the fiscal year determined in conformity with accounting principles generally accepted in the United States and reported in the Company’s audited financial statements for such fiscal year, but before any provision for the cumulative effect of accounting changes required to be adopted by generally accepted accounting principles in respect of such fiscal year; (2) “operating earnings per diluted share” means the net earnings before realized investment gains and losses, the impact of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and nonrecurring items divided by the weighted-average number of shares outstanding for the period plus the weighted-average shares for the dilutive effect of share-based awards; and (3) “return on equity” means the quotient obtained by dividing (i) operating earnings for a fiscal year by (ii) the average of common shareholders’ equity of the Company as of the beginning and the end of the fiscal year (provided that such common shareholders’ equity will exclude the effect of unrealized gains and losses recognized in a separate equity component under SFAS No. 115).

     The Compensation Committee will specify with respect to a fiscal year the performance goals applicable to each award and minimum, target and maximum levels applicable to each performance goal. Unless otherwise determined by the Compensation Committee: the minimum level reflects the level of performance at which 50% of the target award is earned (and below which no payment will be made); the target level reflects the level at which 100% of the performance goal is achieved; and the maximum level reflects the level of performance at which 200% of the target award is earned. Awards for any fiscal year may be expressed as a dollar amount or as a percentage of the participant’s “annual base salary.” “Annual base salary” means: (i) with respect to any executive officer, the annual rate of base salary of such executive officer in effect as of the first day of any fiscal year (or, if an executive officer was not employed as of the first day of a fiscal year, the annual rate of base salary in effect as of such executive officer’s first day of employment); and (ii) with respect to any other participant, unless otherwise determined by the Company, the base salary paid to such participant during any fiscal year.

     Unless otherwise provided by the Compensation Committee in connection with specified terminations of employment, or upon the occurrence of a “change in control” (as defined in the 2009 MIP), awards will be made only if and to the extent the performance goals established for the particular fiscal year have been attained. Notwithstanding the foregoing, any participant who is a covered employee under Section 162(m) of the Code may not receive an award for any fiscal year that exceeds six million dollars. Awards will be paid to participants, in cash, within a reasonable period of time (but in any event within 2½

months) following the end of the fiscal year to which the awards relate. With respect to participants who are covered employees, unless otherwise determined by the Compensation Committee, payment will be made only after achievement of the applicable performance goals has been certified by the Compensation Committee.

     Notwithstanding any other provision of the 2009 MIP to the contrary, if a change in control occurs while any awards remain outstanding, then the performance period (i.e., the fiscal year) ongoing at the time of such change in control will be deemed to have been completed, the maximum level of performance with respect to the applicable performance goals will be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to the performance period) of each outstanding award will become payable in cash to participants.

     The 2009 MIP may be amended, suspended or terminated at any time by the Board of Directors or the Compensation Committee, provided, however, that no amendment that requires shareholder approval in order for the 2009 MIP to comply with Section 162(m) of the Code will be effective unless the amendment is so approved, and no amendment shall adversely affect any rights of a participant under an outstanding award without the participant’s consent.

     The 2009 MIP will terminate at the end of the 2013 fiscal year, but payment with respect to all awards granted under the 2009 MIP before that time will be paid out in accordance with their terms.

     As explained above, the benefits to be provided under the 2009 MIP cannot be determined at this time. However, non-equity incentive awards paid to the NEOs in respect of the 2007 fiscal year under the MIP, as in effect for that year, are noted in the 2007 Summary Compensation Table on page 24. Non-equity incentive awards paid to the executive officers under that plan in respect of the 2007 fiscal year totaled approximately $8,150,853, and non-equity incentive awards paid to all other plan participants in respect of the 2007 fiscal year totaled approximately $6,157,789. The Non-employee Director group will not be eligible to participate in the 2009 MIP.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR”
APPROVAL OF THE AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

4. ADVISORY VOTE ON EXECUTIVE PAY-FOR-PERFORMANCE COMPENSATION

     In November 2006, an interest was expressed by a shareholder in casting a non-binding advisory vote on the overall executive pay-for-performance compensation policies and procedures employed by the Company, as described in the CD&A and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders.

     We also believe that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. Thus, with Board approval, the Company announced in February 2007 that the Company would voluntarily provide shareholders with the right to cast an advisory vote on our compensation program at the annual meeting of shareholders in 2009 when our disclosure could reflect three years of compensation data under the newly adopted SEC disclosure guidelines.

     Subsequently, we concluded that the expanded disclosure of compensation information to be provided in this Proxy Statement would already provide our shareholders the information they need to make an informed decision as they weigh the pay of our executive officers in relation to the Company’s performance. As a result, on November 14, 2007, the Company announced that its Board of Directors accelerated to 2008 an advisory shareholder vote on the Company’s executive compensation disclosures. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the overall executive pay-for-performance compensation policies and procedures employed by the Company, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. ”

     Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

     While we believe this “Say-on-Pay” proposal demonstrates our commitment to our shareholders, that commitment extends beyond adopting innovative corporate governance practices. We also are committed to achieving a high level of total return for our shareholders.

     Since August 1990, when Mr. Daniel Amos was appointed as our Chief Executive Officer through December 2007, our Company’s total return to shareholders, including reinvested cash dividends, has exceeded 3,867% compared with 660% for the Dow Jones Industrial Average and 549% for the S&P 500. During the same period, the company’s market capitalization has grown from $1.2 billion to over $30 billion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPROVAL OF THE PAY-FOR-PERFORMANCE COMPENSATION POLICIES AND PROCEDURES EMPLOYED BY
THE COMPENSATION COMMITTEE, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS,
AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (TOGETHER
WITH THE ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT.

5. RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     In February 2008, the Audit Committee voted to appoint KPMG LLP, an independent registered public accounting firm, to perform the annual audit of the Company’s consolidated financial statements for the fiscal year 2008, subject to ratification by the shareholders.

     Representatives of KPMG LLP are expected to be present at the 2008 Annual Meeting of Shareholders with the opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions.

     The aggregate fees for professional services rendered to the Company by KPMG LLP for the years ended December 31, were as follows:

	2007	2006
Audit fees — Audit of the Company’s consolidated financial
statements for the years ended December 31*	$3,993,446	$3,855,618
Audit related fees (audits of subsidiaries and
employee benefit plans)	114,644	109,854
Tax fees	1,500	1,300
All other fees	35,000	30,000
Total fees:	$4,144,590	$3,996,772
____________________

(*)	The audit fees for 2007 and 2006 include $1,822,861 and $1,758,578, respectively for the services rendered for the attestation with respect to, and related reviews of, the Company’s internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002.

     The Audit Committee of the Board of Directors has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP’s independence and has concluded that it is. The Audit Committee pre-approves all audit and non-audit services provided by KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR”
RATIFICATION OF THE SELECTION OF KPMG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Shareholder Proposals

     For a shareholder’s proposal to be included in the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, the shareholder must follow the procedures of Rule 14a-8 under the Exchange Act, and the proposal must be received by the Secretary of the Company by November 24, 2008. To be timely, shareholder proposals submitted outside the processes of Rule 14a-8 must be received by the Secretary of the Company after January 7, 2009, and before February 6, 2009.

Annual Report

     The Company has delivered a copy of its Annual Report to each shareholder entitled to vote at the 2008 Annual Meeting of Shareholders. A copy of the Company’s Form 10-K is available at no charge to all shareholders. For a copy, write to:

     Kenneth S. Janke Jr.
     Senior Vice President, Investor Relations
     Aflac Incorporated
     Worldwide Headquarters
     1932 Wynnton Road
     Columbus, Georgia 31999

By Order of the Board of Directors,

Joey M. Loudermilk
Secretary

March 24, 2008

Appendix A

AMENDMENT TO ARTICLE IV OF ARTICLES OF INCORPORATION

The first sentence of Article IV shall be amended to read in its entirety as follows:

The Corporation shall have authority to issue 1,900,000,000 Shares of common stock having a par value of $.10 per share (the “Common Stock”).

Appendix B

AFLAC INCORPORATED
AMENDED AND RESTATED
2009 MANAGEMENT INCENTIVE PLAN

1. Purposes.

The purposes of the Aflac Incorporated Amended and Restated 2009 Management Incentive Plan (the “2009 MIP”) are to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; to directly tie a portion of participants compensation to the performance of the Company; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements.

2. Definitions.

The following terms, as used herein, shall have the following meanings:

(a)	“Affiliate” means an affiliate of Aflac, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)	“Aflac” shall mean Aflac Incorporated, a Georgia corporation.

(c)	“Annual Base Salary” shall mean: (i) with respect to any Executive Officer, the annual rate of base salary of such Executive Officer in effect as of the first day of any Performance Period (or, if an Executive Officer was not employed as of the first day of a Performance Period, the annual rate of base salary in effect as of such Executive Officer’s first day of employment); and (ii) with respect to any other Participant, unless otherwise determined by the Company, the base salary paid to such Participant during any Performance Period.

(d)	“Award” shall mean an annual non-equity incentive compensation award, granted pursuant to the 2009 MIP, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

(e)	“Award Agreement” shall mean any written agreement, contract, or other instrument or document between Aflac and a Participant evidencing an Award.

(f)	“Board” shall mean the Board of Directors of Aflac.

(g)	“Change in Control” shall mean the occurrence of an event described in Section 6(f) hereof.

(h)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(i)	“Committee” shall mean the Compensation Committee of the Board.

(j)	“Company” shall mean, collectively, Aflac and its subsidiaries.

(k)	“Consolidated Net Earnings” shall mean the net earnings of the Company for the Performance Period determined in conformity with accounting principles generally accepted in the United States and reported in the Company’s audited financial statements for such Performance Period, but before any provision for the cumulative effect of accounting changes required to be adopted by generally accepted accounting principles in respect of such Performance Period.

(l)	“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(m)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)	“Executive Officer” shall mean an “executive officer” of Aflac within the meaning of the Exchange Act.

(o)	“Operating Earnings Per Diluted Share” means the net earnings before realized investment gains and losses, the impact of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities and nonrecurring items divided by the weighted-average number of shares outstanding for the period plus the weighted-average shares for the dilutive effect of share-based awards.

(p)	“Participant” shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the 2009 MIP, selected to participate herein.

(q)	“Performance Goal” shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant’s receipt of payment with respect to an Award. Performance Goals may include any or all of the following: (i) attainment of an amount of Consolidated Net Earnings during a Performance Period, (ii) attainment of a percentage of Return on Equity for a Performance Period, (iii) attainment of amounts of Operating Earnings Per Diluted Share of the Company, excluding all or a portion of the effect of translating foreign currency of business segments to U.S. dollars for financial reporting purposes, for a Performance Period, (iv) increases in the market price of Stock or levels of total return to shareholders during the Performance Period and (v) attainment of goals established based on the financial performance of Aflac, the Company or individual subsidiaries or business segments of the Company relating to increases in premium income, investment income, total revenues, operating expenses, pretax operating earnings, premiums in force, number of policies in force, new sales and policy conversions (i.e., issuance of current policy contracts to existing policyholders in exchange for surrender of policies issued in prior years). With respect to Participants who are not Executive Officers, Performance Goals may also include such personal performance goals as the Committee shall, from time to time, establish.

(r)	“Performance Period” shall mean the Company’s fiscal year.

(s)	“Plan” shall mean the Aflac Incorporated Amended and Restated 2009 Management Incentive Plan.

(t)	“Return on Equity” shall mean the quotient obtained by dividing (i) Operating Earnings for a Performance Period by (ii) the average of common shareholders’ equity of the Company as of the beginning and the end of the Performance Period. Such common shareholders’ equity shall exclude the effect of unrealized gains and losses recognized in a separate equity component under Statement of Financial Accounting Standards No. 115.

(u)	“Stock” shall mean shares of Common Stock, par value $.10 per share, of Aflac.

3. Administration.

The 2009 MIP shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with, the express provisions of the 2009 MIP, to administer the 2009 MIP and to exercise all the powers and authorities either specifically granted to it under the 2009 MIP or necessary or advisable in the administration of the 2009 MIP, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to certify whether the Performance Goals have been attained; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the 2009 MIP and any Award; to prescribe, amend and rescind rules and regulations relating to the 2009 MIP; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the 2009 MIP.

The Committee shall consist of two or more persons, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforementioned may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the 2009 MIP. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the 2009 MIP from or through any Participant) and any shareholder.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the 2009 MIP or any Award granted hereunder.

4. Eligibility.

Awards may be granted to officers and other employees of the Company in the sole discretion of the Committee. Subject to Section 5(b) below, in determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the 2009 MIP.

5. Terms of Awards.

Awards granted pursuant to the 2009 MIP shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

(a)	In General. The Committee shall specify with respect to a Performance Period the Performance Goals applicable to each Award and minimum, target and maximum levels applicable to each Performance Goal. Except as may otherwise be determined by the Committee for any Performance Period: the minimum level reflects the level of performance at which 50% of the performance goal is achieved and below which no payment shall be made; the target level reflects the level of performance at which 100% of the Performance Goal is achieved; and the maximum level reflects the level of performance at which 200% of the Performance Goal is achieved. Awards for any Performance Period may be expressed as a dollar amount or as a percentage of the Participant’s Annual Base Salary. Unless otherwise provided by the Committee in connection with specified terminations of employment, or except as set forth in Section 6(f) hereof, payment in respect of Awards shall be made only if and to the extent the Performance Goals with respect to such Performance Period have been attained.

(b)	Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained in this Section 5, in no event shall payment in respect of Awards granted for a Performance Period be made to a Participant who is a Covered Employee in an amount that exceeds six million dollars.

(c)	Time and Form of Payment. Unless otherwise determined by the Committee, all payments with respect of Awards granted under this Plan shall be made, in cash, within a reasonable period (but in any event within 2½ months) after the end of the Performance Period. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee.

6. General Provisions.

(a)	Compliance with Legal Requirements. The 2009 MIP and the granting and payment of Awards, and the other obligations of the Company under the 2009 MIP and any Award Agreement or other agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b)	Nontransferability. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

(c)	No Right To Continued Employment. Nothing in the 2009 MIP or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the 2009 MIP or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

(d)	Withholding Taxes. The Company shall have the right to withhold the amount of any taxes that the Company may be required to withhold before delivery of payment of an Award to the Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory.

(e)	Amendment, Termination and Duration of the 2009 MIP. The Board or the Committee may at any time, and from time to time alter, amend, suspend, or terminate the 2009 MIP in whole or in part; provided that no amendment that requires shareholder approval in order for the 2009 MIP to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the 2009 MIP. The 2009 MIP shall terminate at the completion of the Performance Period that ends in 2013; provided that all payments with respect to Awards previously granted under the 2009 MIP shall be paid out pursuant to the terms of the 2009 MIP.

(f)	Change in Control. Notwithstanding any other provision of the 2009 MIP to the contrary, if, while any Awards remain outstanding under the 2009 MIP, a “Change in Control” of Aflac (as defined in this Section 6(f)) shall occur, the Performance Period outstanding at the time of such Change in Control shall be deemed to have been completed, the maximum level of performance set forth under the respective Performance Goals shall be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to each Performance Period) of each outstanding Award granted to each Participant for the outstanding Performance Period shall become payable in cash to each Participant.

For purposes of this paragraph 6(f), a Change in Control of Aflac shall occur upon the happening of the earliest to occur of the following:

(i) any “person,” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) Aflac, or any of its subsidiaries, (2) any trustee or other fiduciary holding securities under a benefit plan of Aflac or any of its subsidiaries, (3) any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any corporation owned, directly or indirectly, by the shareholders of Aflac in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of Aflac’s then outstanding voting securities;

(ii) during any period of not more than two consecutive years, individuals who, at the beginning of such period constitute the Board, and any new director (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Aflac) whose election by the Board or nomination for election by Aflac’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(iii) there is consummated a merger or consolidation of Aflac or any direct or indirect subsidiary of Aflac with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Aflac outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Aflac, at least seventy-five percent (75%) of the combined voting power of the voting securities of Aflac or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Aflac (or similar transaction) in which no “person” (as hereinabove defined), directly or indirectly, acquires more than fifty percent (50%) of the combined voting power of Aflac’s then outstanding securities (not including any securities acquired directly from Aflac or its Affiliates); or

(iv) the shareholders of Aflac approve a plan of complete liquidation or dissolution of Aflac or there is consummated an agreement for the sale or disposition by Aflac of all or substantially all of Aflac’s assets (or any transaction having a similar effect), other than a sale or disposition by Aflac of all or substantially all of Aflac’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of Aflac in substantially the same proportions as their ownership of Aflac immediately prior to such sale.

(g)	Participant Rights. No Participant shall have any claim to be granted any Award under the 2009 MIP, and there is no obligation for uniformity of treatment for Participants. Awards under the 2009 MIP shall be subject to any applicable policies of Aflac, including without limitation any policies relating to the recoupment of compensation upon a restatement of financial results.

(h)	Unfunded Status of Awards. The 2009 MIP is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the 2009 MIP or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(i)	Governing Laws. The 2009 MIP and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

(j)	Effective Date. The 2009 MIP shall take effect upon its adoption by the Board; provided that the 2009 MIP shall be subject to the requisite approval of the shareholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, the 2009 MIP (and any Awards made pursuant to the 2009 MIP with respect to the 2009 fiscal year or thereafter) shall be null and void.

(k)	Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

(l)	Interpretation. The 2009 MIP is designed and intended to comply, to the extent applicable, with Sections 162(m) and 409A of the Code, and all provisions hereof shall be construed in a manner to so comply.

A-13057-08

PROXY

AFLAC INCORPORATED
Worldwide Headquarters
1932 Wynnton Road, Columbus, Georgia 31999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel P. Amos, Kriss Cloninger III, and E. Stephen Purdom, as Proxies or any one of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Aflac Incorporated held of record by the undersigned on February 27, 2008, at the Annual Meeting of the Shareholders to be held on Monday, May 5, 2008, at 10:00 a.m., or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS

The following proposals are being submitted to the Shareholders:

1.	Election of 17 Directors of the Company. To vote your Shares for all Director nominees, mark the “For” box. To withhold voting for all nominees, mark the “Withheld” box. If you do not wish your Shares voted “For” a particular nominee, mark the “Exceptions” box.

	*EXCEPTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.

	01.	Daniel P. Amos	07.	Joe Frank Harris	13.	E. Stephen Purdom	For ☐	Withheld ☐	Exceptions* ☐
	02.	John Shelby Amos II	08.	Elizabeth J. Hudson	14.	Barbara K. Rimer, Dr. PH
	03.	Paul S. Amos II	09.	Kenneth S. Janke Sr.	15.	Marvin R. Schuster
	04.	Yoshiro Aoki	10.	Douglas W. Johnson	16.	David Gary Thompson
	05.	Michael H. Armacost	11.	Robert B. Johnson	17.	Robert L. Wright
	06.	Kriss Cloninger III	12.	Charles B. Knapp

2.	To approve the amendment of Article IV of the Company’s Articles of Incorporation to increase the Company’s authorized shares of $.10 par value Common Stock from 1,000,000,000 shares to 1,900,000,000 shares.						For ☐	Against ☐	Abstain ☐

3.	To adopt the amended and restated management incentive plan (the “2009 Management Incentive Plan”).						For ☐	Against ☐	Abstain ☐

4.	To approve the following advisory (non-binding) proposal:						For ☐	Against ☐	Abstain ☐

“Resolved, that the shareholders approve the overall executive pay-for-performance compensation policies and procedures employed by the Company, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

5.	To ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2008.						For ☐	Against ☐	Abstain ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDER. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Only if you agree with the voting rights below, you can vote by telephone or internet. **QUICK **EASY**IMMEDIATE**
Call ***Toll Free*** On a Touch Tone Telephone for Telephone Voting, or, Vote over the internet using the Address Below.

PHONE VOTING		INTERNET VOTING
1-888-297-9553	OR	www.voteyourproxy.com

PROXY # COMPANY# ACCT.#

According to the records of the Company you are entitled to the following number of votes:
VOTING RIGHTS

Sign here as name(s) appears on account:

X_________________________________________________
X_________________________________________________
Date_____________________________________, 2008
If acting as Attorney, Executor, Trustee or in other
representative capacity, please sign name and title.
If you do not agree with the voting rights, check here ☐
and complete, sign and date the reverse side.

B-1

FIRST CLASS

Description of Voting Rights

     In accordance with the Company’s Articles of Incorporation, shares of the Company’s Common Stock, par value $.10 per share (the “Common Stock”) are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Where a share is transferred to a transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares (“dividend shares”) are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in “street” or “nominee” name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit appearing on the reverse side of their proxy. The Board of Directors reserves the right to require evidence to support the affidavit.

     Only if you do not agree with the voting rights shown on the front of this Proxy should you complete the following:

Affidavit

Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because

I agree to provide evidence to support this statement	Shares @ 1 Vote/Share	=	Votes
at the request of the Company.	Shares @ 10 Votes/Share	=	Votes
	Total	=	Votes
Sign here X
X	Date		, 2008

	Compound Annual Returns

	1-Year	5-Year	10-Year	17-Year*
Aflac	38.2%	17.1%	18.3%	22.0%
S&P Life & Health	11.0	19.7	6.9	12.2
S&P 500	5.5	12.8	5.9	11.4
Dow Jones	8.9	12.2	7.4	12.5

  Includes reinvested cash dividends computed quarterly as of December 31, 2007.
*This reflects Dan Amos’ tenure as CEO.

Dan Amos is chairman and chief executive officer of Aflac Incorporated. Mr. Amos joined Aflac in 1973 and worked in the sales area for 10 years. He was named president of Aflac in 1983; chief operating officer in 1987; chief executive officer of Aflac Incorporated in 1990, and chairman in 2001.

The tremendous growth of Aflac during Dan’s 18 year tenure as CEO is well documented. Revenues have grown from $2.7 billion to $15.4 billion as of December 31, 2007. Aflac’s market capitalization has grown from $1.2 billion in 1990 to over $30 billion, without acquiring any companies, during the same period. In 2007, for the 18th year in a row Aflac has increased operating earnings per diluted share by at least 15%, before the impact of currency translation. Additional highlights include:

  Branding the company Aflac and launching of the Aflac Duck Campaign. Today, Aflac is a top national brand and was ranked by Forbes magazine as one of the Top 25 Power Brands in the United States.

  Diversification of Aflac products to meet a wider array of consumer needs.

  Being the first company to voluntarily agree to let shareholders vote on executive compensation.

  Establishment and company wide support of the Aflac Cancer Center and Blood Disorders Service of Children’s Healthcare of Atlanta.

  Aflac’s total  return to shareholders, including reinvested cash dividends, was 3,867% (August 1990 through December 2007).

Mr. Amos has received the Dr. Martin Luther King, Jr. Unity Award and the Anti-Defamation League’s Torch of Liberty Award. He has also been recognized for the past several years by Institutional Investor magazine as one of the top CEOs in the country, and has been named by CNN as a CEO of the Week. He most recently was named as one of the 100 Most Influential People in Business Ethics by Ethisphere magazine, a global publication focused on the correlation between ethics and profit.

Under Mr. Amos’ leadership, Aflac has been recognized for the company’s people-first approach to management. In January 2008, Aflac was included in Fortune magazine’s list of “The 100 Best Companies to Work For in America” for the tenth consecutive year. Since 1993, Aflac has appeared on Hispanic magazine's “Corporate 100: The Top 100 Companies Providing the Most Opportunities to Hispanics,” and also has been named to Working Mother magazine’s list of the “100 Best Companies for Working Mothers.”

Mr. Amos is a member of the board of directors of Synovus Financial Corp. and is a member of the boards of trustees of Children's Healthcare of Atlanta and House of Mercy of Columbus. He previously served as a member of the Consumer Affairs Advisory Committee of the Securities and Exchange Commission. He is the former chairman of the board of The Japan America Society of Georgia and former chairman of the University of Georgia Foundation.

For more information, please contact:

Laura Kane
Second Vice President, External Communications
telephone: 706.596.3493
fax: 706.320.2288

Kenneth S. Janke Jr.
Senior Vice President, Investor Relations
telephone: 706.596.3264
toll free: 800.235.2667, option 3
fax: 706.324.6330

© Aflac Incorporated

About Aflac

For more than 50 years, Aflac products have helped provide peace of mind and reduce financial burdens for millions of people facing life-interrupting medical events.

Aflac is the number one provider of guaranteed renewable insurance in the United States. Aflac insures one out of four households in Japan and is the number one insurance company in terms of individual policies in force in Japan. Aflac is rated AA by both Standard & Poor’s and Fitch Ratings and Aa2 (Excellent) by Moody’s for financial strength. A.M. Best rates Aflac as A+ (Superior) for financial strength and operating performance.

Aflac has been included in Fortune magazine’s listing of America’s Most Admired Companies for seven years. In January 2008, Aflac was included in Fortune magazine’s list of the 100 Best Companies to Work For in America for the tenth consecutive year. Aflac has also been included on Black Enterprise magazine’s 40 Best Companies for Diversity list. In 2008, Ethisphere magazine recognized Aflac as one of the world’s Most Ethical Companies.